FIRST AMENDED

                                 AND

                               RESTATED

                               AGREEMENT

                                 AND

                        PLAN OF REORGANIZATION

                           By and Between

                         CVB FINANCIAL CORP.,

                         CHINO VALLEY BANK

                                and

                    FONTANA FIRST NATIONAL BANK



October 28, 1992


























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FIRST AMENDED AND RESTATED
AGREEMENT AND PLAN OF REORGANIZATION

          This First Amended and Restated Agreement and Plan of Reorganization ("Agreement") is made and entered into as of October 28, 1992 by and between CVB Financial Corp., a California corporation ("CVB"), Chino Valley Bank, a California banking corporation ("Chino Valley"), and Fontana First National Bank, a national banking association ("Fontana").

R E C I T A L S

          CVB, Chino Valley and Fontana entered into an Agreement and Plan of Reorganization dated as of May 13, 1992 (the "Original Agreement"), providing for the conversion of Fontana into a state banking corporation (the "Converted Bank") and the merger of Chino Valley with and into the Converted Bank.

          The parties now desire to amend certain of the terms and provisions of the Original Agreement and, as so amended, to restate the Original Agreement in order to provide for the acquisition by CVB of all of the outstanding shares of Fontana Stock (as defined below) pursuant to the Consolidation (as defined below) and Merger (as defined below), subject to the terms and conditions specified herein, as follows:

               (a) CVB will establish New Bank (as defined below) as a wholly-owned subsidiary;

               (b) Fontana and New Bank will enter into an Agreement to Consolidate (as defined below) providing for the consolidation of New Bank and Fontana under the charter of Fontana; and

               (c) Immediately thereafter, the Consolidated Association (as defined below) will merge with and into Chino Valley pursuant to an Agreement of Merger (as defined below).

          In consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

NOTE:  PARAGRAPH DEFINITION REDEFINED AS FOLLOWS:
LEVELS:           1      2      3      4      5      6
  # STYLE         0      5      3      1      2      4
  PUNCTUATION     0      0      3      3      3      3
EXAMPLE           I     1.1    (a)    (i)    (A)    (1)
TYPE IN PARAGRAPH LEVELS ARTICLE 1

DEFINITIONS




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          1.1     Definitions.  Capitalized terms used in this Agreement
shall have the meanings set forth below unless the context otherwise requires:

          "Adjusted Stockholders' Equity" shall mean the stockholders' equity of Fontana as of the Determination Date (as defined below), determined in accordance with generally accepted accounting principles on a basis consistent with those utilized in the preparation of the Fontana Financial Statements (as defined below) for the year ended December 31, 1991 (except for changes, if any, required by generally accepted accounting principles), with all accruals and reserves necessary to fairly present the stockholders' equity of Fontana as of the Determination Date, less the sum of (A) amounts not previously expensed or accrued for payment (i) to holders of Fontana Options (as defined below) for the cancellation of Fontana Options in accordance with Section 2.1(c), (ii) in respect of the cancellation and termination of the Fontana Employment Agreements (as defined below), (iii) in respect of expenses and costs relating to the transactions contemplated by this Agreement, (iv) in respect of the termination of the Fontana Deferred Compensation Plan (as defined below) and all benefits payable thereunder and (v) in respect of the termination of the Fontana Banking Services Agreement (as defined below) and Fontana Computer Accounting Agreement (as defined below), and (B) any increase in stockholders' equity as a result of the exercise of Fontana Options (as defined below) between the date of the Original Agreement and the Determination Date, plus amounts previously expensed or accrued for the payment of consideration to former employees of Fontana pursuant to Section
7.2 and any other adjustments mutually agreed to by CVB and Fontana.

          "Affiliate" means any Person (as defined below) that directly, or through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

          "Agreement to Consolidate" shall mean the Agreement to Consolidate to be entered into by and between New Bank and Fontana substantially in the form of Exhibit A-1 hereto, but subject to any changes that may be necessary to conform to any requirements of any regulatory agency having authority over the Consolidation (as defined below).

          "Aggregate Purchase Price" shall have the meaning given such term in Section 2.4.

          "Aggregate Purchase Price Certificate" shall mean a certificate, executed by the Chief Executive Officer and Chief Financial Officer of Fontana and dated as of the Determination Date (as defined below), setting forth the Aggregate Purchase Price and Per Share Price (as defined below), including the Adjusted Stockholders' Equity, the Deferred Loan Fees (as defined below) and the aggregate amount of cash, if any, received upon the exercise of Fontana Options (as defined below) between the date of the Original Agreement and the Determination Date.


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          "Agreement of Merger" shall mean the Agreement of Merger to be entered into by and between Chino Valley and the Consolidated Association (as defined below) substantially in the form of Exhibit A-2 hereto, but subject to any changes that may be necessary to conform to any requirements of any regulatory agency having authority over the Merger.

          "Alternative Transaction" shall have the meaning given such term in subsection (a) of Section 6.5.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in California are authorized or required to be closed.

          "Charter Documents" shall mean, with respect to any business organization, any certificate or articles of incorporation or association, any bylaws, any partnership agreement and any other similar documents that regulate the basic organization of the business organization and its internal relations.

          "Chino Valley" shall mean Chino Valley Bank, a California banking corporation.

          "Chino Valley Stock" shall mean the common stock, no par value, of Chino Valley.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement on the Closing Date (as defined below) at the offices of Manatt, Phelps, Phillips & Kantor, 11355 West Olympic Boulevard, Los Angeles, California, or at such other place as the Parties (as defined below) may agree upon.

          "Closing Date" shall mean, unless the Parties (as defined below) agree on another date, the first Friday following the receipt of the approvals and consents and expiration of the waiting periods specified in subsection (c) of Section 8.1 and subsection (b) of Section 8.2.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder.

          "Comptroller" shall mean the Comptroller of the Currency.

          "Confidential Information" shall mean all information heretofore or hereafter provided by Fontana to CVB and Chino Valley, which is information related to the business, financial position or operations of Fontana (such information to include, by way of example only and not of limitation, client lists, pricing information, company manuals, internal memoranda, strategic plans, budgets, forecasts, projections, computer models and marketing plans). Notwithstanding the foregoing, "Confidential Information" shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public

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(other than as a result of a disclosure directly or indirectly by CVB and
Chino Valley or any of its officers, directors, employees or other representatives), (ii) was available to CVB and Chino Valley on a nonconfidential basis from a source other than Fontana, provided that such source learned the information independently and is not and was not bound by a confidentiality agreement with respect to the information, or
(iii) has been independently acquired or developed by CVB and Chino Valley without violating any obligations under this Agreement.

          "Consents" shall mean every consent, approval, absence of disapproval, waiver or authorization from, or notice to, or registration or filing with, any Person (as defined below).

          "Consolidation" shall mean the consolidation of New Bank and Fontana.

          "Consolidated Association" shall mean the national banking association surviving the Consolidation.
          "Consolidated Association Stock" shall mean the common stock, $5.00 par value, of the Consolidated Association.

          "CRA" shall mean the Community Reinvestment Act.

          "CVB" shall mean CVB Financial Corp., a California corporation.

          "CVB Supplied Information" shall have the meaning given such term in Section 5.4.

          "Deferred Loan Fees" shall mean the book amount of the deferred loan fees of Fontana (as defined below) as of the Determination Date (as defined below).

          "Deposit" shall mean any deposit as defined in Section 3(l) of the Federal Deposit Insurance Act, as amended to the date of this Agreement (12 U.S.C. Section 1813(l)).

          "Determination Date" shall mean a day which is 10 Business Days prior to the Effective Time of the Consolidation (as defined below), unless the Parties mutually agree to another day.

          "DPC Property" shall mean voting securities, other personal property and real property acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted in good faith, retained with the object of sale for a period not longer than one year, or any applicable statutory holding period, and recorded in the holder's business records as such.

          "Effective Time of the Consolidation" shall have the meaning given such term in Section 2.1.


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          "Effective Time of the Merger" shall mean the date and time of the filing of the Agreement of Merger bearing the certification of the Secretary of State (as defined below) with the Superintendent.

          "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

          "Environmental Law" shall mean any federal, state, provincial or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of persons, including employees, to Hazardous Substances (as defined below) or other products, materials or chemicals; (C) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemical or other substances from industrial or commercial activities; or (D) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended, 42 U.S.C. S7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. S1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. S6901 et seq., (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C S2601 et seq.; (5) the Toxic Substances Control Act, as amended, 15 U.S.C. S2601 et seq.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C. S651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. S1101 et seq.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. S801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C. S300f et seq.; and
(10) all comparable state and local laws, laws of other jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code S25300 et seq.

          "Equity Securities" shall mean the capital stock of Fontana or any options, rights, warrants or other rights to subscribe for or purchase, or any plans, contracts or commitments that are exercisable in, such capital stock or that provide for the issuance of, or grant the right to acquire, or are convertible into, or exchangeable for, such capital stock.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations thereunder.



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          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder.

          "Exchange Agent" shall mean the financial institution appointed by CVB to effect the exchange contemplated by Section 2.5.

          "Executive Officer" shall mean a natural person who participates or has the authority to participate (other than in the capacity of a director) in major policy making functions, whether or not such person has a title or is serving with salary or other compensation.

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "Fontana" shall mean Fontana First National Bank, a national banking association.

          "Fontana Banking Services Agreement" shall mean the Banking Services Agreement dated as of February 21, 1990 between Fontana and Community Automation and any other agreement entered into between Fontana and Community Automation.

          "Fontana Computer Accounting Agreement" shall mean the City National Bank Independent Financial Institution Computer Accounting Agreement entered into by and between City National Bank and Fontana.

          "Fontana Deferred Compensation Plan" shall mean the Deferred Compensation Plan maintained by Fontana.

          "Fontana Employment Agreements" shall mean any employment agreement, severance agreement, "golden parachute" agreement or any other agreement which provides for payments to employees of Fontana upon termination of employment, including termination after a change in control.

          "Fontana Filings" shall have the meaning given such term in
Section 4.9.

          "Fontana Lease" shall mean the Commercial Lease Agreement dated October 3, 1989, between Fontana, on the one hand, and Allan J. Milew and William F. Kragness, on the other hand.

          "Fontana Options" shall mean options to purchase Fontana Stock (as defined below) pursuant to the Fontana Stock Option Plan (as defined below).

          "Fontana Stock" shall mean the common stock, $5.00 par value, of Fontana.

          "Fontana Stock Option Plan" shall mean the 1986 Amended and Restated Stock Option Plan of Fontana.


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          "Fontana Supplied Information" shall have the meaning given such term in Section 4.27.

          "Fontana Financial Statements" shall have the meaning given such term in subsection (a) of Section 4.4.

          "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

          "Hazardous Substances" shall mean (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, car-cinogenicity, reproductive toxicity, or "EP toxicity;" (ii) oil, petroleum or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to Persons on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Material Contract" shall have the meaning given such term in
Section 4.11.

          "Merger" shall mean the merger of the Consolidated Association with and into Chino Valley.

          "New Bank" shall mean the interim California banking corporation established by CVB solely for the purpose of effecting the Consolidation.

          "New Bank Stock" shall mean the common stock, no par value, of New Bank.

          "Noncompetition Agreement" shall mean an agreement, substantially in the form of Exhibit B-1 or B-2 hereto, pursuant to which each of the directors and Executive Officers of Fontana as of the date of the Original Agreement shall covenant not to compete with the Surviving Bank (as defined below).

          "Operating Loss" shall have the meaning given such term in
Section 4.24.



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          "Party" shall mean any of CVB, Chino Valley or Fontana and
"Parties" shall mean all of CVB, Chino Valley and Fontana.

          "Per Share Price" shall mean the quotient obtained by dividing
(x) the Aggregate Purchase Price by (y) the total number of shares of Fontana Stock outstanding immediately prior to the Effective Time of the Consolidation (including Perfected Dissenting Shares).

          "Perfected Dissenting Shares" shall mean shares of Fontana Stock the holders of which have satisfied the requirements of Section 215 (as defined below) and have not effectively withdrawn or lost their dissenters' rights under Section 215.

          "Permit" shall mean any United States federal, foreign, state, local or other license, permit, franchise, certificate of authority, order or approval necessary or appropriate under any applicable Rule (as defined below).

          "Person" shall mean any natural person, corporation, trust, association, unincorporated body, partnership, joint venture, Governmental Entity, statutorily or regulatory sanctioned unit or any other person or organization.

          "Proxy Statement" shall have the meaning given such term in
Section 4.27.

          "Real Property" shall have the meaning given such term in subsection (a) of Section 4.12.

          "Representatives" shall have the meaning given such term in subsection (a) of Section 6.1.

          "Rule" shall mean any statute or law or any judgment, decree, injunction, order, regulation or rule of any Governmental Entity, including, without limitation, those relating to disclosure, usury, equal credit opportunity, equal employment, fair credit reporting and anticompetitive activities.

          "Secretary of State" shall mean the Secretary of State of the State of California.

          "Section 215" shall mean Section 215 of Title 12 of the United States Code.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations thereunder.

          "Shareholder's Agreement" shall mean an agreement, substantially in the form of Exhibit C hereto, pursuant to which each signatory shall agree to vote or cause to be voted all shares of Fontana Stock with respect

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to which such Person has voting power on the date hereof or hereafter acquires to approve the Agreement and the transactions contemplated hereby and all requisite matters related thereto.

          "Superintendent" shall mean the Superintendent of Banks of the State of California.

          "Surviving Bank" shall mean the bank surviving the Merger.

          "Surviving Bank Stock" shall mean the common stock, no par value, of the Surviving Bank.

          "Tax Filings" shall have the meaning given such term in Section
4.10.

          "Third Party Consent" shall have the meaning given such term in subsection (b) of Section 7.1.

          "To the knowledge" and "to the best knowledge" shall have the meanings given such terms in Section 11.12.

ARTICLE 2

THE CONSOLIDATION AND RELATED MATTERS

          2.1 The Consolidation. The Parties hereto agree that each will use their best efforts to perfect the organization of New Bank in accordance with the California Financial Code and the regulations promulgated thereunder prior to the Closing Date. The directors and officers of New Bank, and the Articles of Incorporation and Bylaws of New Bank, shall be determined by CVB. Subject to the provisions of this Agreement, the Parties agree to request that the approval of the Consolidation to be issued by the Comptroller on or prior to the Closing Date shall provide that the Consolidation shall become effective (the "Effective Time of the Consolidation") as of the Closing Date and immediately prior to the Effective Time of the Merger. At the Effective Time of the Consolidation, the following transactions will occur simultane-ously:

               (a) Consolidation of Fontana and New Bank. Fontana and New Bank shall be consolidated under the charter of Fontana.

               (b) Effect on Fontana Stock. Subject to Section 2.3, each share of Fontana Stock issued and outstanding immediately prior to the Effective Time of the Consolidation shall, on and at the Effective Time of the Consolidation, pursuant to the Agreement to Consolidate and without any further action on the part of Fontana or the holders of Fontana Stock, be automatically cancelled and cease to be an issued and outstanding share of Fontana Stock and be converted into the right to receive the Per Share Price.

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               (c)     Effect on Fontana Options.  Prior to the Effective
Time of the Consolidation, Fontana shall make arrangements satisfactory to CVB for the surrender for cancellation of all Fontana Options outstanding immediately prior to the Effective Time of the Consolidation, such cancellation to become effective at the Effective Time of the Consolidation.

               (d) Effect on New Bank Stock. Each share of New Bank Stock issued and outstanding immediately prior to the Effective Time of the Consolidation shall, on and at the Effective Time of the Consolidation, pursuant to the Agreement to Consolidate and without any further action on the part of Fontana or the holder of the New Bank Stock be converted into, and shall for all purposes be deemed to represent, one share of Consolidated Association Stock. Because the Consolidation is subject to, and will occur only if it is immediately followed by, the Merger and the cancellation of the Consolidated Association Stock, no certificates representing shares of the Consolidated Association Stock will be issued.

          2.2 Effect of the Consolidation. At the Effective Time of the Consolidation, the corporate existence of New Bank and Fontana shall be merged into and continued in the Consolidated Association and the Consolidated Association shall be deemed the same corporation as each bank
participating in the Consolidation.   All rights, franchises, and interests
of New Bank and Fontana in and to every type of property (real, personal and mixed) and chooses in action shall be transferred to and vested in the Consolidated Association by virtue of the Consolidation without any deed or other transfer and the Consolidated Association shall hold and enjoy all rights of property, franchises and interests, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the consolidating banks at the Effective Time of the Consolidation.

          2.3 Dissenting Shareholders. Any Perfected Dissenting Shares shall not be converted into the right to receive the Per Share Price, but the holders thereof shall be entitled only to such rights as are granted them by Section 215. Each dissenting shareholder who is entitled to payment for his shares of Fontana Stock under Section 215 shall receive such payment in an amount as determined pursuant to Section 215.

          2.4     The Aggregate Purchase Price and Per Share Price.

               (a) Computation of the Aggregate Purchase Price. The Aggregate Purchase Price shall be the sum of (i) the product obtained by multiplying (x) 1.6 times (y) the Adjusted Stockholders' Equity, (ii) the product obtained by multiplying (x) .6 times (y) the Deferred Loan Fees and
(iii) the aggregate amount of cash, if any, received upon the exercise of Fontana Options between the date of the Original Agreement and the Determination Date.


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               (b)     Officers' Certificate; Accountant's Review.  The
Aggregate Purchase Price and Per Share Price, including the Adjusted Stockholders' Equity, Deferred Loan Fees and the aggregate amount of cash, if any, received upon the exercise of Fontana Options between the date of the Original Agreement and the Determination Date, shall be set forth in the Aggregate Purchase Price Certificate. The procedures upon which the calculation of the Aggregate Purchase Price and Per Share Price, including the Adjusted Stockholders' Equity, Deferred Loan Fees and the aggregate amount of cash, if any, received upon the exercise of Fontana Options between the date of the Original Agreement and the Determination Date, are based shall be reviewed and confirmed by Deloitte & Touche, or such other independent accountants as CVB may designate.

          2.5 Delivery of Cash. Prior to the Effective Time of the Consolidation, CVB will deliver to the Exchange Agent an amount of cash equal to the Per Share Price multiplied by the number of shares of Fontana Stock outstanding immediately prior to the Effective Time of the Consolidation. Delivery to such holders of the cash to which they are entitled will subsequently be made by the Exchange Agent against delivery of share certificates formerly evidencing Fontana Stock (duly executed and in proper form for transfer) to the Exchange Agent in accordance with this
Section 2.5 and an agreement to be entered into between CVB and the Exchange Agent.

          2.6 Name of Consolidated Association. The name of the Consolidated Association shall be "Fontana First National Bank."

          2.7 Directors and Officers of Consolidated Association. At the Effective Time of the Consolidation, the directors of New Bank shall be the directors of the Consolidated Association until their successors have been chosen and qualified in accordance with the Articles of Association and Bylaws of the Consolidated Association. The officers of New Bank at the Effective Time of the Consolidation shall be the officers of the Consolidated Association until they resign or are replaced or terminated by the Board of Directors of the Consolidated Association or otherwise in accordance with the Consolidated Association's Articles of Association or Bylaws.

          2.8 Noncompetition Agreements. Concurrently with the execu-tion of this Agreement, Fontana shall cause each of its directors to enter into an agreement substantially in the form of Exhibit B-1 hereto, and Fontana shall cause each of its Executive Officers to enter into an agreement substantially in the form of Exhibit B-2 hereto.

          2.9 Shareholder's Agreements. Concurrently with the execu-tion of this Agreement, Fontana shall cause each of its directors to enter into a Shareholder's Agreement.
ARTICLE 3

THE CLOSING

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          3.1     Closing Date.  The Closing shall, unless another date or
place is agreed in writing by the Parties hereto, take place at the offices of Manatt, Phelps, Phillips & Kantor, 11355 West Olympic Boulevard, Los Angeles, California, on the Closing Date.

          3.2 Execution of Agreement to Consolidate. Prior to the Closing Date, and as soon as practicable after approval of the Superintendent to organize New Bank, the Agreement to Consolidate (as amended, if necessary, to conform to any requirements of any regulatory authority having authority over the Consolidation) shall be executed by Fontana and New Bank. On the Closing Date, the Consolidation shall become effective in accordance with the approval granted by the Comptroller.

          3.3 Execution of Agreement of Merger. Prior to the Closing Date, and as soon as practicable after approval of the Superintendent to organize New Bank, the Agreement of Merger (as amended, if necessary to conform to any requirements of any regulatory authority having authority over the Merger, shall be executed by Chino Valley and the Consolidated Association. On the Closing Date the Agreement of Merger, bearing the certification of the Secretary of State, together with all requisite certificates shall be duly filed in the office of the Superintendent in accordance with the California Corporations Code and the California Financial Code.

          3.4 Documents to be Delivered. At the Closing the Parties shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the Parties, to effectuate the transactions called for in this Agreement. If, at any time after the Effective Time of the Merger, the Surviving Bank or its successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the Parties shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.


ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF FONTANA

          Fontana represents and warrants to CVB and Chino Valley as follows:

          4.1 Organization, Standing and Power. Fontana is a national banking association, duly organized and existing as an association under the laws of the United States, and is authorized by the Comptroller to conduct a general banking business. Fontana is a member of the Federal Reserve System and its deposits are insured by the FDIC in the manner and

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to the extent provided by law.  Fontana has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Fontana nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. Fontana has delivered to CVB and Chino Valley true and correct copies of its Articles of Association and Bylaws, as amended and in effect as of the date hereof.

          4.2 Capitalization. As of the date of this Agreement, the authorized capitalization of Fontana consists of 480,000 shares of Fontana Stock, of which 345,700 shares are issued and outstanding. All of the outstanding shares of Fontana Stock are validly issued, fully paid and nonassessable (except as provided for in 12 U.S.C. S55). Except for Fontana Options covering 33,300 shares of Fontana Stock granted pursuant to the Fontana Stock Option Plan, there are no outstanding options, warrants, commitments, agreements or other rights in or with respect to the unissued shares of Fontana Stock or any other securities convertible into Fontana Stock. Schedule 4.2 sets forth the name of each holder of a Fontana Option, the number of shares of Fontana Stock covered by each such Fontana Option, the exercise price per share and the expiration date of each such Fontana Option.

          4.3 Subsidiaries. Fontana does not own, directly or indirectly (except as pledged pursuant to loans which are not in default), any equity position or other voting interest in any corporation, partnership, joint venture or other entity.

          4.4 Financial Statements. Fontana has delivered to CVB and Chino Valley (a) audited Balance Sheets of Fontana as of December 31, 1991 and 1990, the related Statements of Income, Stockholders' Equity and Cash Flows for each of the years ended December 31, 1991, 1990 and 1989, the related notes and related opinions thereon of Vavrinek, Trine, Day & Co. and (b) an unaudited balance sheet of Fontana as of June 30, 1992, the related statements of income, stockholders' equity and cash flows for the six months then ended and the related notes thereto (the "Fontana Financial Statements"). Fontana has furnished CVB and Chino Valley with true and correct copies of each management letter or other letter delivered to Fontana by Vavrinek, Trine, Day & Co. in connection with the Financial Statements of Fontana or relating to any review of the internal controls of Fontana by Vavrinek, Trine, Day & Co. since January 1, 1989. The Fontana Financial Statements (i) present fairly the financial condition of Fontana as of the respective dates indicated and its results of operations and the changes in its stockholders' equity and cash flows for the respective periods indicated; (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes, if any, required by generally accepted accounting principles and disclosed therein); (iii) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (iv) are based on the books and records of Fontana.

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          4.5     No Material Liabilities.  Schedule 4.5 sets forth all
material liabilities of Fontana, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the Fontana Financial Statements dated as of December 31, 1991, except for liabilities incurred or accrued since December 31, 1991 in the ordinary course of business, none of which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Fontana. Except as set forth in Schedule 4.5, Fontana knows of no basis for the asserting against it of any liability, obligation or claim that may reasonably be expected to have a material adverse effect on the business, financial condition results of operations or prospects of Fontana.

          4.6 Authority of Fontana. The execution and delivery by Fontana of this Agreement, the Agreement to Consolidate and, subject to the requisite approval of the shareholders of Fontana, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Fontana and this Agreement is and the Agreement to Consolidate, upon execution by the parties thereto, will be a valid and binding obligation of Fontana, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors of national banks generally, by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 18 U.S.C. S1818(b)(6)(D).

          4.7     Reserved.

          4.8 No Conflicts; Defaults. The execution, delivery and performance of this Agreement, the Agreement to Consolidate and the consummation of the transactions contemplated herein, including the Merger, and therein and compliance by Fontana with any provision hereof and thereof will not (a) conflict with or result in a breach of, or default or loss of any benefit under, any provision of its Charter Documents or, except as set forth in Schedule 4.8 any material agreement, instrument or obligation to which it is, or the Consolidated Association will become, a party or by which the property of Fontana is, or the Consolidated Association will become, bound or give any other party to any such agreement, instrument or obligation the right to terminate or modify any term thereof; (b) except for the prior approval of the FRB, the Comptroller, the FDIC, the Superintendent and as set forth in Schedule 4.8, require any Consents;
(c) result in the creation or imposition of any Encumbrance on any of the properties or assets or Fontana or the Consolidated Association; or
(d) subject to obtaining the Consents referred to in subsection (b) of this
Section 4.8 and the expiration of any required waiting period, violate any Rules to which Fontana is subject.

          4.9 Reports and Filings. Since January 1, 1989, Fontana has filed all reports, returns, registrations and statements (such reports and

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filings referred to as "Fontana Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Comptroller, (b) the FDIC, (c) the Superintendent and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Fontana. No administrative actions have been taken or orders issued in connection with such Fontana Filings. As of their respective dates, each of such Fontana Filings (y) complied in all material respects with all Rules enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any finan-cial statement contained in any of such Fontana Filings that was intended to present the financial position of Fontana fairly presented the financial position of Fontana and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Fontana has furnished CVB and Chino Valley with true and correct copies of all Fontana Filings filed by Fontana since January 1, 1989.

          4.10     Tax and Other Returns and Reports.

               (a) Returns; Liabilities Recorded. Fontana has filed all United States federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and all other United States federal, state or local tax reports and returns that it is required to file ("Tax Filings") and has paid all taxes, together with any interest and penalties, shown or required to be shown to be owing thereon, except taxes contested in good faith and for which adequate reserves have been set aside.
Adequate provision has been made in the books and records of Fontana, and to the extent required by generally accepted accounting principles, reflected in the Financial Statements of Fontana, for all taxes, interest and penalties, whether or not due and payable and whether or not disputed, with respect to any and all United States federal, foreign, state, local, environmental (including under any Environmental Law) and other taxes for the periods covered by the Financial Statements of Fontana and for all prior and subsequent periods. Fontana has furnished CVB and Chino Valley with true and correct copies of all Tax Filings filed since January 1, 1989.

               (b) Elections. Fontana has not elected to be treated as a consenting corporation under Section 341(f) of the Code.

               (c)     Taxes.  Except as set forth on Schedule 4.10,
(i) neither the Internal Revenue Service nor any foreign, state, local or

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other taxing authority (A) has, for any period beginning on or after
January 1, 1986, examined or is in the process of examining any United States federal, foreign, state, local or other tax returns of, or affecting, Fontana, or (B) is now asserting or, to the best knowledge of Fontana, threatening to assert or initiate, any deficiency or claim for taxes (or interest thereon or penalties in connection therewith) against Fontana; and (ii) no waivers of statutes of limitations as to any United States federal, foreign, state, local or other tax matters relating to Fontana have been given by Fontana or have been requested from it.

          4.11     Contracts.  Except as otherwise set forth in Schedule
4.12 or Schedule 4.18, Schedule 4.11 sets forth a description of each contract or offer that would become binding on acceptance by any third party, whether written or oral (a) that obligates Fontana to pay or forego receipt of $10,000 or more in any 12-month period, other than any Deposit or any loan or commitment to lend made in the ordinary course of business;
(b) that involves the payment by or to Fontana of more than $10,000 per year and may not be terminated by Fontana on less than 30 days' notice without liability for penalty or damages of any kind, other than for the provision of retail banking products in the ordinary course of business or a commitment to lend made in the ordinary course of business; (c) that relates to any guarantee or indemnification, other than for the provision of retail banking products in the ordinary course of business or a loan or commitment to lend made in the ordinary course of business; (d) that would be terminable, other than by Fontana, as a result of the consummation of the transactions contemplated by this Agreement, including the Merger; (e) that may not be terminated by Fontana on less than 30 days' notice without liability for penalty or damages in an amount of $10,000 or more, other than for the provision of retain banking products in the ordinary course of business or any loan or commitment to lend made in the ordinary course of business; (f) that binds Fontana and contains a covenant by Fontana not to compete or restricts in any manner the ability of Fontana to engage in or conduct any activities; (g) that binds Fontana or any of its properties and contains a preferential right in favor of a third party; (h) that relates to the purchase or sale by Fontana of any loan, lease or other extension of or commitment to extend credit or any interest therein, in each case for a aggregate amount exceeding $25,000, whether or not servicing rights or obligations have been retained by Fontana; or (i) that is otherwise material to the business, financial condition, results of operations or prospects of Fontana ("Material Contract"). Except as set forth on
Schedule 4.11, (x) each Material Contract is valid and subsisting;
(y) Fontana has duly performed all obligations under the Material Contracts to be performed by it to the extent that such obligations to perform have accrued; and (z) there are no breaches, violations or defaults or allegations or assertions of such by any party under any Material Contract. Fontana has furnished CVB and Chino Valley with true and correct copies of all Material Contracts, including all amendments and supplements thereof.

          4.12     Title to Property.


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               (a)     Real Property.  Schedule 4.12 sets forth a descrip-
tion (including the character of the ownership interest of Fontana) of all real property of Fontana, including fees, leaseholds and all other interests in real property (including real property that is DPC Property) ("Real Property"). Except as set forth on Schedule 4.12, (i) Fontana has duly recorded, in the appropriate county, all recordable interests in Real Property, (ii) Fontana has good and marketable title to all Real Property and other assets and properties reflected in the Financial Statements of Fontana dated as of December 31, 1991 free and clear of all Encumbrances, except (A) Encumbrances that in the aggregate do not materially detract from the value, interfere with the use, or restrict the sale, transfer or disposition, of such properties and assets or otherwise materially affect Fontana; (B) any lien for taxes not yet due; (C) any Encumbrances arising under the document that created the interest in the Real Property (other than Encumbrances arising as a result of any breach or default by Fontana); and (D) assets and properties disposed of since December 31, 1991 in the ordinary course of business and consistent with past practice. Fontana has furnished CVB and Chino Valley with true and correct copies of all leases included on Schedule 4.12 delivered as of the date of the Agreement, all title insurance policies relating to the Real Property and all documents evidencing recordation of all recordable interests in the Real Property.

               (b) Condition of Properties. All tangible properties of Fontana that are material to the business, financial condition, results of operations or prospects of Fontana are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of Fontana as presently conducted. Except as set forth in
Schedule 4.12, (i) the execution of this Agreement, the performance of the obligations of Fontana hereunder and the consummation of the transactions contemplated herein, including the Merger, does not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 4.12, or give any other party thereto a right to terminate or modify any term thereof; (ii) Fontana has no obligation to improve any Real Property; (iii) each lease and agreement under which Fontana is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Fontana, and, to the best knowledge of Fontana, each other party thereto; (iv) Fontana and, to the best knowledge of Fontana, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or, to the best knowledge of Fontana, threatened proceeding, or proceeding which Fontana has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by Fontana; (v) there has not been any generation, use, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of Fontana that has or might result in any liability under any Environmental Law and there has never been a use of any of the Real Property that has or might result

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in any liability under any Environmental Law; (vi) no underground storage tanks or surface impoundments are on or in the Real Property; and (vii) no asbestos or polychlorinated biphenyls are contained or located on any of the Real Property.

          4.13     Litigation.

               (a) Litigation. Schedule 4.13 sets forth, except as otherwise set forth in Schedule 4.10, a description of each legal, administrative, arbitration, investigatory or other proceeding (including, without limitation, any investigation, action, or proceeding with respect to taxes) pending or, to the best knowledge of Fontana, that has been threatened, or which Fontana has reason to believe may be threatened, against or affecting Fontana or its assets or business, and has had or may have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Fontana or involves or may involve a claim or claims asserting aggregate liability of $10,000 or more. Schedule 4.13 includes with respect to each matter iden-tified, if applicable, the case title, the court, the court file number, the date filed, the law firm representing Fontana and such other information as may be reasonably requested by CVB and Chino Valley. Except as set forth on Schedule 4.13, there is no (i) outstanding judgment, order, writ, injunction or decree, stipulation or award of any Governmental Entity or by arbitration, against, or, to the knowledge of Fontana, affecting Fontana or its assets or business that (A) has had or may have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Fontana, (B) requires any payment by, or excuses an obligation of a third party to make any payment to, Fontana of an amount exceeding $10,000 or (C) has the effect of prohibiting any business practice of, or the acquisition, retention or disposition of property by, Fontana; or (ii) legal, administrative, arbitration, investigatory or other proceeding pending or, to the best knowledge of Fontana, that has been threatened, or which Fontana has reason to believe may be threatened, against or affecting any director, officer, employee, agent or representative of Fontana, in connection with which any such Person has or may have rights to be indemnified by Fontana.

               (b)     Regulatory Proceedings.  Except as set forth in
Schedule 4.13, Fontana is not subject to any cease and desist order or directive or a party to any written agreement or memorandum of understanding with any Governmental Entity charged with the supervision or regulation of banks or bank holding companies, or engaged in the insurance of bank deposits, that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or compliance policies or its management. Copies of any such orders, agreements or memoranda have been made available to CVB and Chino Valley.

          4.14 Certain Adverse Changes. Except as specifically required or effected by this Agreement, since December 31, 1991 there has


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not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any change in any of the assets, liabilities, Permits, methods of accounting or accounting practice, business, or manner of conducting business, of Fontana or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, Permits, business, financial condition, results of operations or prospects of Fontana;

               (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Fontana or that may involve a loss of more than $10,000 in excess of applicable insurance coverage; or

               (c) Any amendment, modification or termination of any existing, or entry into any new, Material Contract or Permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Fontana;

                (d) Any disposition by Fontana of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Fontana; or

               (e) Any direct or indirect redemption, purchase or other acquisition by Fontana of any Equity Securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Fontana Stock whether consisting of money, other personal property, real property or other things of value.

          4.15 Minute Books. The minute books of Fontana accurately reflect all material actions duly taken by shareholders, boards of directors and committees and contain true and complete copies of its Charter Documents and all amendments thereto.

          4.16 Accounting Records; Data Processing. Fontana has records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with generally accepted accounting principles. Except as set forth in Schedule 4.16, the procedures and equipment, including, without limitation, the data processing equipment, data transmission equipment, related peripheral equipment and software, used by Fontana in the operation of its business (including any disaster recovery facility) to generate and retrieve such


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records are adequate in relation to the size and complexity of the business of Fontana.

          4.17 Insurance. Schedule 4.17 sets forth all insurance policies and bonds maintained by Fontana. Except as set forth on Schedule 4.17, (a) Fontana is, and at all times within five years hereof has been, insured with insurers and has insurance coverage adequate to insure against all risks normally insured against by companies in similar businesses and of comparable size; (b) Fontana is not in default under any policy of insurance or bond such that it could be canceled and all such insurance policies and bonds maintained by Fontana are in full force and effect and, except for expirations in the ordinary course, will remain so through and after the Effective Time of the Merger; and (c) Fontana has filed claims with, or given notice of claims to, its respective insurers with respect to all material matters and occurrences for which it believes it has coverage. Fontana has furnished CVB and Chino Valley with true and correct copies of all insurance policies and bonds identified on Schedule 4.17, including all amendments and supplements thereto.

          4.18     Employee Benefit Plans and Employment and Labor
Contracts.

               (a) Schedule 4.18, sets forth and describes all employee benefit plans and any collective bargaining agreements, labor contracts and employment agreements in which Fontana participates, or by which it is bound, including, without limitation, (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not, (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits, (iii) any written employment agreement and any other employment agreement not terminable at will, or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA). Except as set forth in
Schedule 4.18, (v) there are no negotiations, demands or proposals that are pending or threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (w) Fontana is in compliance with the requirements prescribed by any and all Rules currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans; (x) Fontana is in compliance in all material respects with all other Rules applicable to employee benefit plans and employment agreements; (y) Fontana has performed all of its obligations under all such employee benefit plans and employment agreements; and (z) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any such employee benefit plans and employment agreements or the assets of such plans, and to the best knowledge of Fontana, no facts exist which could


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give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans.

               (b) The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on Schedule 4.18 have been duly authorized by the Board of Directors of Fontana. Except as set forth in
Schedule 4.18, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and no event has occurred that will or could give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said Sections. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. No employee of Fontana has engaged in any transactions which could subject Fontana to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan; nor has Fontana failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

               (c) Fontana does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

               (d) Fontana does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such plan.

               (e) All group health plans of Fontana (including any plans of affiliates of Fontana that must be taken into account under
Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the
Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.


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               (f)     There have been no acts or omissions by Fontana that
have given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

               (g) Except as described in Section 4.18(j), Fontana does not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by Fontana or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Fontana, in either case as a result of the consummation of the transactions contemplated by the Agreement.

               (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.
               (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

               (j) Schedule 4.18 sets forth the name of each director, officer or employee of Fontana entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any trans-action contemplated in this Agreement, including the Merger, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan. Fontana has furnished CVB and Chino Valley with true and correct copies of true copies of all documents with respect to the plans and agreements referred to in Schedule 4.18 delivered as of the date of the Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of Fontana referred to in Schedule 4.18 delivered as of the date of the Agreement, Fontana has furnished CVB and Chino Valley with true and correct copies of (i) a copy of the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles applied on a consistent basis.

          4.19 Investments. Except for investments that have matured or been sold, Schedule 4.19 sets forth all of the investments reflected in

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the balance sheet of Fontana dated December 31, 1991 contained in the
Fontana Financial Statements and all of the investments made since
December 31, 1991. Except as set forth in Schedule 4.19, all such investments are legal investments under applicable Rules and none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act or state securities laws.

          4.20 Broker's or Finder's Fees. No agent, broker, investment or commercial banker, or other Person acting on behalf of Fontana, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated in this Agreement, including the Merger.

          4.21 Compliance with Rules. Fontana has conducted its business in accordance with applicable Rules, except for such violations and noncompliance that have not had, and that are not reasonably expected to have, a material adverse effect on the business, financial condition, results of operations or prospects of Fontana. To the best knowledge of Fontana, Fontana's compliance under the CRA should not constitute grounds for either the denial by any bank regulatory authority of any application to consummate the transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application.

          4.22 Certain Interests. Schedule 4.22 sets forth a descrip-tion of each instance in which an officer or director of Fontana (a) has any material interest in any property, real or personal, tangible or intangible, used by or in connection with the business of Fontana; (b) is indebted to Fontana except for normal business expense advances; or (c) is a creditor (other than as a Deposit holder) of Fontana except for amounts due under normal salary and related benefits or reimbursement of ordinary business expenses. Except as set forth in Schedule 4.22, all such arrangements are arm's length transactions pursuant to normal commercial terms and conditions.

          4.23 Extensions of Credit. Schedule 4.23 sets forth a description (a) by type and classification, if any, of each loan, lease other extension of credit and commitment to extend credit; (b) by type and classification of all loans, leases, other extensions of credit and commitments to extend credit that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans as to which any payment of principal, interest or other amount is 90 days or more past due.

          4.24 Operating Losses. Schedule 4.24 sets forth any Operating Loss (as defined below) that has occurred at Fontana during the

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period after December 31, 1990 through December 31, 1991.  Except as set forth on Schedule 4.24, since December 31, 1991, to the knowledge of Fontana, no event has occurred, and no action has been taken or omitted to be taken by any employee of Fontana that has resulted in the incurrence by Fontana of an Operating Loss or that might reasonably be expected to result in the incurrence by Fontana of an Operating Loss after December 31, 1991, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $5,000 by itself or $10,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

          4.25 Powers of Attorney. Except as set forth on Schedule 4.25, Fontana has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

          4.26 Offices and ATMs. Schedule 4.26 sets forth the headquarters of Fontana (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Fontana (including, without limitation, representatives and loan production offices and operations centers) and the location thereof. Except as set forth on
Schedule 4.26, Fontana maintains no other office or ATM and conducts business at no other location, and Fontana has not applied for nor received permission to open any additional branch nor operate at any other location.

          4.27 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of Fontana ("Fontana Supplied Information") for inclusion in (a) the proxy statement or other materials and documents ("Proxy Statement") to be mailed to the shareholders of Fontana in connection with obtaining the approval of the shareholders of Fontana of this Agreement, the Consolidation and the other transactions contemplated hereby, and (b) any other documents to be filed with the FRB, the Comptroller, the FDIC, the Superintendent or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement, when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.28 Accuracy and Currentness of Information Furnished. The representations and warranties made by Fontana hereby or in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances

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to prevent the statements contained herein or in such schedules from being misleading. Fontana hereby covenants that it shall, not later than the 15th day of each calendar month between the date hereof and the Closing Date, amend or supplement the schedules prepared and delivered pursuant to this Article 4 to ensure that the information set forth in such schedules accurately reflects the then-current status of Fontana. Fontana shall further amend or supplement the schedules as of the Closing Date if necessary to reflect any additional changes in the status of Fontana.

          4.29 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Fontana set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Closing Date.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF CVB AND CHINO VALLEY

          CVB and Chino Valley represent and warrant to Fontana as follows:

          5.1 Organization, Standing and Power of CVB and Chino Valley. CVB is duly organized and existing as a corporation under the laws of the State of California and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Chino Valley is duly organized and existing as a corporation under the laws of the State of California and is authorized by the Superintendent to conduct a general banking business. CVB and Chino Valley have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted.

          5.2 Authority of CVB and Chino Valley. The execution and delivery by CVB and Chino Valley of this Agreement and by Chino Valley of the Agreement of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CVB and Chino Valley and this Agreement is a valid and binding obligation of CVB and Chino Valley, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors of California banks generally, by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 18 U.S.C. S1818(b)(6)(D).

          5.3 No Conflicts; Defaults. The execution, delivery and performance of this Agreement by CVB and Chino Valley, and the Agreement of Merger by Chino Valley, the consummation of the transactions contemplated herein and compliance by CVB and Chino Valley with any provision hereof will not (a) conflict with their respective Charter Documents; (b) except for the prior approval of the FRB, the Comptroller, the FDIC and the Superintendent, require any Consents; or (c) subject to obtaining the Consents referred to in subsection (b) of this Section 5.3 and the

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expiration of any required waiting period, violate any Rules to which CVB or Chino Valley is subject.

          5.4 Accuracy of Information Furnished. None of the information supplied or to be supplied by or on behalf of CVB or Chino Valley ("CVB Supplied Information") for inclusion in (a) the Proxy Statement, and (b) any other documents to be filed with the FRB, the Comptroller, the FDIC, the Superintendent or any Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.5 Adequacy of Capital. To the best knowledge of CVB, CVB has as of the date of this Agreement sufficient capital and the financial resources to consummate the transactions contemplated by this Agreement, including the Merger.

          5.6 Compliance with Rules. To the best knowledge of CVB and Chino Valley, neither CVB nor Chino Valley is in default under, or in violation of, any Rule where such default or violation would cause either of them not to be able to consummate the transactions contemplated by this Agreement, including the Merger.

          5.7 Authority of New Bank. The execution and delivery by New Bank of the Agreement to Consolidate and, subject to the requisite approval of the shareholder of New Bank, the consummation of the transactions completed thereby will be duly and validly authorized by all necessary corporation action on the part of New Bank, and the Agreement to Consolidate will be upon execution by the parties thereto a valid and binding obligation of New Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles or by the provisions of Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in Schedule 5.7, neither the execution and delivery by New Bank of the Agreement to Consolidate, nor the consummation of the transactions contemplated therein, nor compliance by New Bank with any of the provisions thereof will (a) conflict with or result in a breach of any provision of its Charter Documents, (b) except for approval by the shareholder of New Bank and the prior approval of the FRB, the Comptroller or the FDIC, require any Consents; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of New Bank; or (d) subject to obtaining the Consents referred to in subsection (b) of this Section 5.7, and the expiration of any waiting period, violate any Rules to which New Bank is subject.

ARTICLE 6

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CONDUCT AND TRANSACTIONS PRIOR TO
EFFECTIVE TIME OF MERGER

          6.1 Access to Information. (a) Fontana will authorize and permit CVB and Chino Valley, their representatives, accountants and counsel (collectively "Representatives"), to conduct complete and full reviews of the business, operations, assets and liabilities of Fontana at such dates as CVB and Chino Valley may from time to time request. Without limiting the foregoing, CVB and Chino Valley and their Representatives shall have the right (i) to review all of Fontana's properties, books, records, loans and leases, operating reports, audit reports, operation instructions and procedures, tax returns, tax settlement letters, contracts and documents, and all other information with respect to its business affairs, financial condition, assets and liabilities, (ii) to make copies of such books, records and other documents and (iii) to discuss its business affairs, condition (financial and otherwise), assets and liabilities with Fontana's directors, officers, accountants and counsel, as CVB and Chino Valley consider necessary or appropriate for the purposes of familiarizing themselves with the business and operations of Fontana, conducting an evaluation of the assets and liabilities of Fontana, determining whether to proceed with the transactions contemplated by this Agreement, determining the accuracy of the representations and warranties set forth in Article 4, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by any Governmental Entity. Any such review shall be conducted in cooperation with the officers of Fontana and in such a manner to minimize any disruption of, or interference with, the normal business operations of Fontana. In addition, Fontana will cause Vavrinek, Trine, Day & Co. to make available to CVB and Chino Valley and their Representatives such personnel, work papers and other documentation of Vavrinek, Trine, Day & Co., relating to its work papers and its audits and examinations of the books and records of Fontana or the tax returns of Fontana as may be requested by CVB and Chino Valley in connection with their review of the foregoing matters.

               (b)  In addition to the requirements of subsection (j) of
Section 6.3, a Representative of CVB and Chino Valley, selected by CVB and Chino Valley in their sole discretion, shall be authorized and permitted to review each loan, lease, or other credit originated by Fontana after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such origination.

               (c) A Representative of CVB and Chino Valley, selected by CVB and Chino Valley in their sole discretion, shall be permitted by Fontana to attend all regular and special Board of Directors' and committee meetings of Fontana from the date shareholder approval pursuant to Section
6.7 has been obtained until the Effective Time of the Consolidation; provided, however, that the attendance of such Representative shall not be required at any meeting, or portion thereof, for the sole purpose of


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discussing the transactions contemplated by this Agreement or the obligations of Fontana under this Agreement.

          6.2       Material Adverse Changes; Reports; Financial
Statements; Filings.

               (a) Fontana will promptly notify CVB and Chino Valley as provided in Section 11.11 (i) of any event which may materially and adversely affect the business, financial condition, results of operations or prospects of Fontana; (ii) in the event it determines it is possible that the conditions to the performance of CVB and Chino Valley set forth in Sections 8.1 and 8.2 may not be satisfied; or (iii) any event, development or circumstance that, to the best knowledge of Fontana, will or, with the passage of time or the giving of notice or both, is reasonably expected to result in the loss to Fontana of the services of any Executive Officer of Fontana.

               (b) Fontana will furnish to CVB and Chino Valley as provided in Section 11.11, as soon as practicable, and in any event within five Business Days after it is prepared or becomes available to Fontana,
(i) a copy of any report submitted to the Board of Directors of Fontana or committee thereof and access to the working papers related thereto and copies of other operating or financial reports prepared for management of any of its business and access to the working papers related thereto; provided, however, that Fontana need not furnish CVB and Chino Valley communications of their legal counsel regarding Fontana's rights against and obligations to CVB and Chino Valley under this Agreement; (ii) copies of all Fontana Filings; (iii) monthly unaudited balance sheets and statements of earnings for Fontana; and (iv) such other reports as CVB and Chino Valley may reasonably request relating to Fontana.

               (c) Each of the financial statements delivered pursuant to subsection (b)(iii) of this Section 6.2 (i) shall be prepared in accordance with generally accepted accounting principles on a basis consistent with that of the audited Fontana Financial Statements; (ii) shall set forth adequate reserves for loan losses and other contingencies; and (iii) shall be accompanied by a certificate of the Chief Financial Officer of Fontana to the effect that such financial statements fairly present the financial condition and results of operations of Fontana for the periods covered, and reflect all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation thereof.

               (d) The calculation of Adjusted Stockholders' Equity and Deferred Loan Fees shall be made in accordance with generally accepted accounting principles on a basis consistent with that of the audited Fontana Financial Statements.

               (e) Fontana agrees that through the Effective Time of the Consolidation, each of its filings, including those referred to in Section 4.9, (i) will comply in all material respects with all of the Rules

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enforced or promulgated by the Governmental Entity with which it will be filed; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Any financial statement contained in any of such filings that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or banking regulations consistently applied during the period involved.

          6.3     Limitation on Fontana's Conduct Prior to Closing.  Unless
(i) otherwise provided in this Agreement, (ii) required by any applicable Rule or (iii) consented to by CVB and Chino Valley (which consent shall be deemed granted, except with respect to subsection (j) of this Section 6.3, if within 5 days of CVB and Chino Valley's receipt of a written notice of a request for prior consent, written notice of objection is not received by Fontana), Fontana agrees that:

               (a) Ordinary Course. Fontana shall conduct its affairs in the ordinary course of business consistent with past practice and will use all reasonable efforts to preserve its relationships with customers, suppliers and others having business dealings with it.

               (b) Preservation of Permits. Fontana shall not amend, modify, terminate or fail to renew or preserve its Permits.

               (c) Preservation of Contracts. Fontana shall not amend, modify, or, except as they may expire in accordance with their terms, terminate any Material Contract or any lease or other agreement relating to the Real Property or materially default in the performance of any of its obligations under any Material Contract or any lease or other agreement relating to the Real Property.

               (d) Restrictions on New Contracts. Fontana shall not enter into any Material Contract or any lease or other agreement relating to the Real Property, except (i) Deposits and short-term debt securities (obligations maturing within one year) issued in the ordinary course of business and consistent with past practice; (ii) obligations arising out of, incurred in connection with, or related to the consummation of this Agreement; (iii) commitments to make loans or other extensions of credit in compliance with subsections (j) and (k) below; (iv) loan sales in the ordinary course of business and consistent with past practice, without any recourse except to a reserve account funded by an interest rate spread otherwise payable to the servicer of the loans sold, provided that no such commitment to sell loans shall extend beyond the Effective Time of the Consolidation; and (v) in the ordinary course of business and consistent with past practice, purchases of interest in loans or purchases of loan portfolios originated and serviced (if not by Fontana) by a nationally


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recognized originator and servicer, the debt of which is of investment grade.

               (e) Maintenance of Insurance. Fontana shall not terminate or unilaterally fail to renew any existing insurance coverage or bonds.

               (f) Restrictions on Compensation. Fontana shall not grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary, employee benefits or compensation of any officer, employee, director, agent or any Person or pay any bonus to any Person, except as required by any existing written employment agreement.

               (g) Restrictions on Transfer of Assets. Fontana shall not sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practice or as required by any existing contract or for ordinary repairs, renewals or replacements.

               (h) Grant or Issuance of Securities; Distributions; Reclassifications. Fontana shall not acquire for value or grant, issue, sell or redeem any Equity Securities or debt securities of Fontana, or declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to the shareholders of Fontana, or split, combine or reclassify any shares of its capital stock or other Equity Securities.

               (i) Charter Documents. Fontana shall not amend or modify any of its Charter Documents.

               (j) Extensions of Credit. Fontana shall not grant or commit to grant any loan or other extension of credit, if such loan or other extension of credit, together with all other credit then outstanding to the same Person and all Affiliates of such Person, would exceed $25,000, prior to receiving CVB and Chino Valley's Consent. Consent shall be deemed granted if within two Business Days of written notice delivered to CVB and Chino Valley's designee in writing notice of objection is not received by Fontana.

               (k) Credit Standards. Fontana shall not make its credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on December 31, 1991.

               (l) Capital Expenditures. Fontana shall not make any capital expenditures, or commitments with respect thereto, except in the ordinary course of business and consistent with past practice.


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               (m)     No Extraordinary Payments.  Fontana shall not make
special or extraordinary payments to any Person.

               (n) Investments. Fontana shall not make any investment, by purchase of stock or securities, contributions to capital, property transfers, purchases of any property or assets or otherwise, in any other Person, except in the ordinary course of business and consistent with past practice.

               (o) Compromise of Taxes. Fontana shall not (i) compro-mise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith);
(ii) file any appeal from an asserted deficiency; (iii) file or amend any United States federal, foreign, state or local tax return; or (iv) make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or United States federal Rules.

               (p) Employee Benefits. Fontana shall not enter into or consent to any new employment agreement or other employee benefit arrangement, or amend or modify any employment agreement or other employee benefit arrangement in effect on the date of this Agreement to which Fontana is a party or bound.

               (q) Powers of Attorney. Fontana shall not grant any Person a power of attorney or similar authority, except in accordance with a written policy previously disclosed to CVB and Chino Valley.

               (r) Offices. Fontana shall not open or close any branch or other office at which the business of Fontana is or will be conducted.

               (s) No Agreement to Forbidden Actions. Fontana shall not agree or make any commitment to take any actions prohibited by this
Section 6.3.

          6.4 Certain Loans and Other Extension of Credit. Fontana will promptly inform CVB and Chino Valley of the amounts and categories of any loans, leases or other extensions of credit of Fontana that have been classified by any bank supervisory authority, by any unit of Fontana or by any other Person as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification. Fontana will furnish to CVB and Chino Valley, as soon as practicable, and in any event within 10 days after the end of each calendar month, schedules including a listing of the following:

               (a) classified credits, showing with respect to each such credit the classification category, credit type and office;

               (b) nonaccrual credits, showing with respect to each such credit the credit type and office;



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               (c)     accrual exception credits that are delinquent 90 or
more days and have not been placed on nonaccrual status, showing with respect to each such credit the credit type and office;

               (d) delinquent credits, showing with respect to each such credit the credit type, office and an aging schedule broken down into 30-59, 60-89, 90-119 and 120+ day categories;

               (e) loan and lease participations, stating, with respect to each, whether it was purchased or sold, the loan or lease type, and the office;

               (f) loans or leases (including any commitments) by Fontana to any director, officer, or employee of Fontana, or any shareholder holding 5% or more of the Fontana Stock, including with respect to each such loan or lease, the identity and, to the best knowledge of Fontana, the relation of the borrower to Fontana, the loan or lease type and the outstanding and undrawn amounts;

               (g) letters of credit, showing with respect to each letter of credit the credit type and office;

               (h) loans or leases charged off during the previous month, showing with respect to each such loan or lease, the credit type and office;

               (i) loans or leases written down during the previous month, including with respect to each such loan or lease, the credit type and office;

               (j) other real estate or assets owned, stating with respect to each its credit type;

               (k) a reconciliation of the allowance for loan and lease losses, identifying specifically the amount and sources of all additions and reductions to the allowance (which may be by reference to specific portions of another schedule furnished pursuant to this Section 6.4 and, in the case of unallocated adjustments, shall disclose the methodology and calculations through which the amount of such adjustment was determined);

               (l) extensions of credit originated on or after the date of the schedule previously provided to CVB and Chino Valley (or, if it is the first such schedule, the date of this Agreement) and before the date of the schedule in which reported, showing with respect to each, the credit type and the office; and

               (m) renewals or extensions of maturity of outstanding extensions of credit, showing with respect to each, the credit type and the office.


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          6.5  No Solicitation, etc.

               (a) Fontana shall not, and will cause each of its officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, make, solicit, encourage, initiate or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any of Fontana's business and properties or any of Fontana's Equity Securities or debt securities, whether by purchase, merger (other than by CVB and Chino Valley), purchase of assets, tender offer or otherwise (an "Alternative Transaction").

               (b) Fontana shall not, and will cause each of its officers, directors, legal and financial advisors, agents and Affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect or seek to effect, any Alternative Transaction with or involving any Person other than CVB and Chino Valley, unless Fontana shall have received an unsolicited written offer from a Person other than CVB and Chino Valley to effect an Alternative Transaction and the Board of Directors of Fontana is advised in writing by outside legal counsel that in the exercise of the fiduciary obligations of the Board of Directors such information should be provided to or such discussions or negotiations undertaken with the Person submitting such unsolicited written offer.

               (c) Fontana will promptly communicate to CVB and Chino Valley the terms of any proposal which it may receive in respect of any Alternative Transaction and will keep CVB and Chino Valley informed as to the status of any actions, including negotiations or discussions, taken pursuant to subsection (b) of this Section 6.5.

          6.6 Schedules of Fontana. Promptly in the case of material matters, and not less than monthly in the case of all other matters, Fontana shall amend or supplement the schedules provided for herein as necessary so that the information contained therein accurately reflects the then current status of Fontana and shall transmit copies of such amendments or supplements to CVB and Chino Valley in accordance with Section 11.11.

          6.7 Shareholder Approval. Promptly after the execution of this Agreement, Fontana shall prepare the Proxy Statement and take all action necessary in accordance with applicable Rules and its Charter Documents to submit to its shareholders for approval the Agreement, the Agreement to Consolidate and the other transactions contemplated hereby. In connection with such submission, the Board of Directors shall recommend shareholder approval of all the matters referred to in this Section 6.7 and Fontana shall use its best efforts to obtain such shareholder approval. Fontana shall complete the solicitation of shareholder approval of the matters referred to in this Section 6.7 prior to December 15, 1992.

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          6.8     Compliance with Rules.  Fontana shall comply with the
requirements of all applicable Rules, the noncompliance with which would materially and adversely affect the assets, liabilities, business, financial condition, results of operations or prospects of Fontana.

          6.9 Disposition of Employee Benefit Plans. Fontana shall take all actions requested by CVB and Chino Valley to cause, on or before the Closing Date, (i) the termination of all of its employee benefits plans, programs and arrangements, including the Fontana Deferred Compensation Plan and (ii) the payment of all benefits payable under such plans, programs and arrangements.

          6.10 Cancellation of Fontana Options. Fontana shall take all actions necessary to cancel and terminate all outstanding Fontana Options on terms and conditions satisfactory to CVB and Chino Valley on or before the Closing Date.

          6.11 Termination of Fontana Employment Agreements. Fontana shall take all actions necessary to terminate all Fontana Employment Agreements on terms and conditions satisfactory to CVB and Chino Valley on or before the Closing Date.

          6.12 Extension of Lease. Fontana shall take all actions necessary, including but not limited to obtaining a certificate of occupancy from the City of Fontana, to obtain an extension of the Fontana Lease on terms and conditions satisfactory to CVB and Chino Valley on or prior to the Closing Date.

          6.13 Termination of Certain Agreements. Fontana shall take all actions necessary to terminate the Fontana Banking Services Agreement and the Fontana Computer Accounting Agreement on terms and conditions satisfactory to CVB and Chino Valley on the Closing Date.

          6.14 Execute Agreement to Consolidate. As soon as possible after receipt of approval of the Superintendent to organize New Bank, Fontana shall execute the Agreement to Consolidate.


ARTICLE 7

FURTHER COVENANTS OF THE PARTIES

          7.1 Execution of Agreement to Consolidate. As soon as practicable after receipt of approval of the Superintendent to form New Bank, CVB shall cause New Bank to execute the Agreement to Consolidate.

          7.2     Filings, Consents and Insurance.



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               (a)  The Parties will cooperate and use all reasonable
efforts to make all registrations, filings and applications, to give all notices and to obtain all Consents necessary or desirable on the part of the Parties for the consummation of the Consolidation, the Merger, and the other transactions contemplated in this Agreement.

               (b) To the extent that the Consent of a third party ("Third Party Consent") with respect to any contract, agreement, license, franchise, lease, commitment, arrangement, permit or release that is material to the business of Fontana or that is contemplated in this Agreement is required in connection with the Consolidation, the Merger or the transactions contemplated in this Agreement, Fontana shall use all reasonable efforts to obtain such Third Party Consent prior to the Effective Time of the Consolidation.

               (c)  To the extent that a Third Party Consent identified on
Schedule 5.3 is required in connection with the Consolidation, the Merger or the transactions contemplated by this Agreement, CVB and Chino Valley shall use all reasonable efforts to obtain such Third Party Consent prior to the Effective Time of the Consolidation.

               (d) To the extent that a Third Party Consent that is contemplated in this Agreement is required to consummate the Consolidation, the Merger or the transactions contemplated in this Agreement, CVB and Chino Valley shall use all reasonable efforts to obtain such Third Party Consent prior to the Effective Time of the Consolidation.

               (e) The Parties shall use all reasonable efforts to obtain insurance policies and bonds for the Surviving Bank that are comparable in terms of both cost and coverage to those maintained by or with respect to Chino Valley or its officers and directors prior to the Effective Time of the Merger.

          7.3 Preservation of Employment Relations Prior to Effective Time. Fontana will consult with CVB and Chino Valley concerning, and Fontana will use all reasonable efforts to keep available to CVB and Chino Valley, the services of the officers and employees of Fontana prior to the Effective Time of the Consolidation. Prior to the Effective Time of the Consolidation, CVB or Chino Valley will notify Fontana of the employees CVB desires to retain as employees of the Surviving Bank. Fontana agrees that, following such notification, it will lay off, effective immediately prior to the Effective Time of the Consolidation, all remaining employees. Fontana agrees to pay such laid-off employees (other than persons who are parties to Fontana Employment Agreements) an amount equal to two week's salary at the employee's then current weekly rate, plus one additional week's salary for each year of service with Fontana in consideration for a release from the employee of all known and unknown claims against Fontana, New Bank, the Consolidated Association, CVB, Chino Valley or the Surviving Bank, or any of them. Fontana further agrees that all such employees will be laid off in accordance with Fontana's existing policies and practices.

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CVB and Chino Valley will use their best efforts to offer employment with the Surviving Bank to all qualified Fontana officers and employees. Nothing in this Section 7.3, however, shall obligate CVB and Chino Valley to retain or offer employment to any officer or employee of Fontana.


ARTICLE 8

CONDITIONS PRECEDENT TO CONTEMPLATED TRANSACTIONS

          8.1 Conditions to Each Party's Obligation to Close. The respective obligations of the Parties to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) at or prior to the Closing Date of each of the following:

               (a) The Agreement, the Consolidation, and the other transactions contemplated hereby shall have received all requisite approvals of the shareholders of Fontana and New Bank.

               (b) No Rule shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Consolidation, unless counsel to the Party against whom such action or proceeding was instituted or threatened renders to the other Party hereto a favorable opinion that such Rule is without merit.

               (c) To the extent required by applicable Rule, all Consents of any Governmental Entity, including, without limitation, those of the FRB, the Comptroller, the FDIC and Superintendent, shall have been obtained or granted for the Consolidation, and all applicable waiting periods under all Rules shall have expired.

          8.2 Additional Conditions to Obligations of CVB and Chino Valley to Close. The obligations of CVB and Chino Valley to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) at or prior to the Closing Date of each of the following conditions:
               (a) No Rule shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger or which would not permit the business presently carried on by Fontana, CVB or Chino Valley to continue unimpaired following the Closing Date.

               (b) To the extent required by applicable Rule, all Consents of any Governmental Entity, including, without limitation, those of the FRB, the Comptroller, the FDIC and Superintendent, shall have been obtained or granted for the Merger and the other transactions contemplated hereby, and all applicable waiting periods under all Rules shall have expired.



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               (c)  All actions necessary to authorize the execution,
delivery and performance of the Agreement by Fontana and the consummation of the Consolidation by Fontana shall have been duly and validly taken by the Board of Directors and shareholders of Fontana.

               (d) The representations and warranties of Fontana contained in Article 4 of this Agreement shall have been true and correct (i) on the date of this Agreement and (ii) at and as of the Effective Time of the Consolidation as though all such representations and warranties had been made on and as of the Effective Time of the Consolidation. CVB and Chino Valley shall have received a certificate to that effect from Fontana dated as of the Closing Date and executed on behalf of Fontana by its Chief Executive Officer and Chief Financial Officer.

               (e) Each of the covenants and agreements of Fontana contained in this Agreement to be performed at or before the Effective Time of the Consolidation shall have been so performed in all material respects. CVB and Chino Valley shall have received a certificate to that effect from Fontana dated as of the Closing Date and executed on behalf of Fontana by its Chief Executive Officer and Chief Financial Officer.

               (f) During the period from the date of the Original Agreement to the Effective Time of the Consolidation, there shall not have occurred any event related to the business, condition (financial or otherwise), prospects, capitalization or properties of Fontana that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Fontana, whether or not such event, change or effect is reflected in any amended or supplemented schedule of Fontana delivered after the date of the Original Agreement. CVB and Chino Valley shall have received a certificate to that effect from Fontana dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of Fontana.

               (g) CVB and Chino Valley shall have received (i) the Aggregate Purchase Price Certificate and the statements contained therein shall be true and correct and (ii) a report of Deloitte & Touche confirming its review of the procedures upon which the calculation of the Aggregate Purchase Price, including the Adjusted Stockholders' Equity and Deferred Loan Fees, are based.

               (h) Fontana shall have delivered to CVB and Chino Valley a written opinion of Horgan, Rosen, Beckham & Coren, or other legal counsel acceptable to CVB and Chino Valley, dated the Closing Date in substantially the form attached to this Agreement as Exhibit D.

               (i) The Parties shall have obtained all Third Party Consents contemplated by subsections (b), (c) and (d) of Section 7.1.

               (j) CVB and Chino Valley shall have received evidence satisfactory to it that all directors and Executive Officers of Fontana,

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have tendered their resignations, to be effective immediately after the
Effective Time of the Consolidation.

               (k) Any Consents of a Governmental Entity which are referred to in this Agreement and are necessary to consummate the Consolidation, the Merger or any of the other transactions contemplated hereby shall have been granted without the imposition, in the sole opinion of CVB and Chino Valley, of materially burdensome conditions.

               (l) There shall have been executed and delivered to CVB and Chino Valley, contemporaneously with the execution and delivery of this
Agreement:

                    (i) Noncompetition Agreements with each of Fontana's directors and Executive Officers; and

                    (ii) Shareholder's Agreements with each of the directors of Fontana.

               (m) CVB and Chino Valley shall have received from the Internal Revenue Service favorable rulings to the effect that (i) the Consolidation constitutes a "qualified stock purchase" under Section 338(a) of the Code, (ii) the Merger qualifies as a tax-free reorganization under
Section 368(a)(1)(A) of the Code and (iii) the Consolidation and Merger will not result in the recognition of gain or loss for federal income tax purposes by Fontana, CVB, Chino Valley or the Surviving Bank. In lieu of the foregoing rulings or any part thereof, the transactions contemplated in this Agreement may be completed, at CVB's election, upon receipt of an opinion from Manatt, Phelps, Phillips & Kantor, or other legal counsel acceptable to it, to the foregoing effect.

               (n) CVB shall have received satisfactory evidence that all Fontana Options have been cancelled and terminated on terms and conditions satisfactory to CVB.

               (o) CVB and Chino Valley shall have received satisfactory evidence that all Fontana Employment Agreements, the Fontana Banking Services Agreement and the Fontana Computer Accounting Agreement have been terminated on terms and conditions satisfactory to CVB and Chino Valley.

               (p) The Fontana Lease shall have been extended on terms and conditions satisfactory to CVB and Chino Valley.

               (q) CVB and Chino Valley shall have received satisfactory evidence that (i) all of Fontana's employee benefit plans, programs and arrangements, including the Fontana Deferred Compensation Plan, have been terminated on terms and conditions satisfactory to CVB and Chino Valley and
(ii) all benefits payable under such plans, programs and arrangements have been paid.


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               (r)  CVB and Chino Valley shall have received satisfactory assurances that the Surviving Bank shall have, on and after the Effective Time of the Merger, insurance policies and bonds that are comparable in terms of both coverage and cost to those maintained by or with respect to Chino Valley or its officers and directors prior to the Effective Time of the Merger.

               (s) As of the Determination Date, Fontana's allowance for loan losses shall not be less than $245,000. CVB and Chino Valley shall have received a certificate to that effect from Fontana dated as of the Closing Date and executed on behalf of Fontana by its Chief Executive Officer and Chief Financial Officer.

               (t) All material legal matters in connection with the consummation of the transactions contemplated hereby, including the Merger, shall have been approved by Manatt, Phelps, Phillips & Kantor or such other counsel of CVB and Chino Valley.

          8.3 Additional Conditions to Obligations of Fontana to Close. The obligations of Fontana to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) at or prior to the Closing Date of each of the following conditions:

               (a) All actions necessary to authorize the execution, delivery and performance of the Agreement by CVB and Chino Valley and consummation of the Consolidation by New Bank shall have been duly and validly taken by the Board of Directors of CVB, Chino Valley and New Bank.

               (b) The covenants and agreements of CVB to be performed at or before the Effective Time of the Consolidation shall have been duly performed in all material respects. Fontana shall have received a certificate to that effect dated the Closing Date and executed on behalf of CVB by the Chief Executive Officer and Chief Financial Officer of CVB.

               (c) CVB shall have delivered to Fontana the written opinion of Manatt, Phelps, Phillips & Kantor or other legal counsel reasonably acceptable to Fontana, dated the Closing Date in substantially the form attached to this Agreement as Exhibit E.

               (d) Cash representing the Aggregate Purchase Price shall have been deposited with the Exchange Agent at least one Business Day prior to the Effective Time of the Consolidation.

               (e) All material legal matters in connection with the consummation of the Consolidation shall been approved by Horgan, Rosen, Beckham & Coren, or such other counsel of Fontana.

ARTICLE 9

EMPLOYEE BENEFITS

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










          9.1 Termination of Fontana Employee Benefits Plans. Fontana shall have terminated all employee benefit plans, whether or not included on Schedule 4.18 prior to the Effective Time of the Consolidation and no such employee benefit plans shall become plans of the Consolidated Association or the Surviving Bank.

          9.2 Fontana Employee Benefits. At and as of the Effective Time of the Merger, the former officers and employees of Fontana who become officers and employees of the Surviving Bank shall, in that capacity, be entitled to participate in all employee benefits and benefit programs of the Surviving Bank in accordance with the terms of such employee benefit programs. Surviving Bank shall recognize such former officers' and employees' service with Fontana for purposes of eligibility of benefits under such benefit programs, except that no former officer or employee of Fontana shall be deemed to have accrued any rights under the Chino Valley Employee Profit Sharing Plan by reason of past employment by Fontana. Such former employee or officer of Fontana shall commence accruing service for eligibility and vesting purposes under such Profit Sharing Plan beginning on the date he first performs an hour of service for the Surviving Bank.


ARTICLE 10

TERMINATION OF AGREEMENT; WAIVER OF CONDITIONS;
PAYMENT OF EXPENSES; FILINGS AND APPROVALS

          10.1  Termination of Agreement.

          Anything herein to the contrary notwithstanding, this Agreement, the Consolidation and the Merger contemplated hereby may be terminated at any time before the Effective Time of the Consolidation, whether before or after approval by the shareholders of Fontana and New Bank as follows, and in no other manner:

               (a)  Mutual Consent.  By mutual consent of the Parties.

               (b) General Conditions Not Met. By CVB and Chino Valley or Fontana, if any conditions set forth in Section 8.1 shall not have been met by February 28, 1993.

               (c) Conditions. By CVB and Chino Valley, if any conditions set forth in Section 8.2 shall not have been met, or by Fontana if any conditions set forth in Section 8.3 shall not have been met, by February 28, 1993 or such earlier time as it becomes apparent that such condition cannot be met.

               (d) FRB, Comptroller, FDIC or Superintendent Approval. By CVB and Chino Valley or Fontana, if the FRB or the Comptroller shall have finally declined to approve the Consolidation or by CVB and Chino Valley if

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









the FDIC or Superintendent shall have finally declined to approve the Merger.

               (e)  Default.

                    (i) By CVB and Chino Valley, if Fontana should materially default in the observance or in the due and timely performance of any of its covenants and agreements herein contained (other than Section 6.5) and such default shall not have been fully cured within 20 Business Days after written notice specifying the alleged default.

                    (ii) By Fontana, if CVB or Chino Valley should materially default in the observance or in the due and timely performance of any of their covenants and agreements herein contained and such default shall not have been fully cured within 20 Business Days after written notice specifying the alleged default.

               (f)  Alternative Transactions.

                    (i) By CVB and Chino Valley, at any time, if Fontana violates the covenants set forth in subsections (a), (b) or (c) of
Section 6.5.

                    (ii) By CVB and Chino Valley, at any time, if Fontana has received an unsolicited offer from a Person other than CVB and Chino Valley to effect an Alternative Transaction and takes any action referred to in subsection (b) of Section 6.5 after the Board of Directors of Fontana is advised in writing by outside legal counsel that in the exercise of its fiduciary duty such action should be taken.

               (g) Withdrawal of Board Recommendation. By CVB and Chino Valley, at any time, if the Board of Directors of Fontana withdraws its recommendation pursuant to Section 6.7.

               (h) Shareholder Non-Approval. By CVB and Chino Valley, at any time, if the approval of the shareholders of Fontana to all of the matters referred to in Section 6.7 is not obtained prior to December 15, 1992.

               (i) Expiration Date. By CVB and Chino Valley or Fontana if the Closing has not occurred by February 28, 1993, unless such date is extended by mutual agreement of the Parties (the "Expiration Date").

          10.2     Effect of Termination; Liquidated Damages; Expenses.

               (a) No termination of this Agreement under this Article 10 for any reason or in any manner shall release, or be construed as so releasing, any Party from its obligations under subsection (b) of this
Section 10.2, or Sections 11.8, 11.9 and 11.11 or from any liability or damage to any other Party hereto arising out of, in connection with or

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otherwise relating to, directly or indirectly, said Party's material breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder; provided, however, that, if such termination shall result from (i) an election to terminate by CVB and Chino Valley pursuant to subsection (f)(i) of Section 10.1, Fontana shall pay to CVB and Chino Valley as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $500,000, within ten Business Days following the notice that such violation has occurred and (ii) an election to terminate by CVB and Chino Valley pursuant to subsections (f)(ii) or (g) of Section 10.1, Fontana shall pay to CVB and Chino Valley, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $250,000 plus CVB and Chino Valley's out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby (including, but not limited to, attorney's fees) up to $100,000 within ten Business Days following notice of such election; and provided, further, that if such termination shall result from CVB's willful failure to cause New Bank to consummate the Consolidation on or before the Expiration Date, notwithstanding each and every condition to its obligation to cause New Bank to consummate the Consolidation having been satisfied prior to that date, CVB shall pay to Fontana, (provided Fontana is not otherwise in breach of this Agreement), as full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $150,000 within ten Business Days following notice thereof.

Any claim for reimbursement of out-of-pocket expenses pursuant to this
Section 10.2(a) shall be subject to reasonable documentation.

               (b) Except as otherwise provided in this Section 10.2, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses as indicated below:

                    (i) all fees and disbursements of their counsel, consultants and accountants shall be paid by CVB and Chino Valley;

                    (ii) all fees and disbursements of its counsel, consultants and accountants shall be paid by Fontana;

                    (iii)  all fees and out-of-pocket expenses in
connection with obtaining approval by shareholders of Fontana of the matters referred to in Section 6.7, including any proxy solicitation costs, shall be paid by Fontana; and

                    (iv) all filing fees in connection with securing approval of the transactions contemplated in this Agreement by the Comptroller, the FRB, the FDIC and the Superintendent shall be paid by CVB and Chino Valley.

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ARTICLE 11

GENERAL

          11.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the Parties hereto at any time prior to the Effective Time of the Consolidation, whether before or after approval of this Agreement by the shareholders of Fontana.

          11.2 Schedules; Exhibits; Integration. Each schedule, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although schedules and letters need not be attached to each copy of this Agreement. This Agreement, together with such schedules, exhibits, and letters, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith. Any representation or warranty made as of the Closing Date shall be deemed to have been made with respect to the schedules, exhibits and letters provided as of the date of this Agreement and not as amended and supplemented pursuant to Sections 4.28 or 6.6 on or before such date.

          11.3 Third Parties. Each Party intends that this Agreement shall not benefit or create any right or cause of action in any Person other than the Parties hereto.

          11.4 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such state except that the provisions of this Agreement with respect to the Consolidation and the Merger shall also be governed by United States law.

          11.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by the Parties, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

          11.6 Headings. The descriptive headings of the several Articles, Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11.7 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more

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counterparts have been signed by each Party hereto and delivered to each
Party hereto.

          11.8 Publicity. The Parties shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no Party shall issue any press release, publicity statement, shareholder communication or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the Parties except to the extent that independent legal counsel to the Parties, as the case may be, shall deliver a written opinion to the Parties that a particular action is required by applicable Rules.

          11.9 Confidentiality. All Confidential Information disclosed heretofore or hereafter by any Party to this Agreement to any other Party to this Agreement shall be kept confidential by such other Party and shall not be used by such other Party otherwise than as herein contemplated, except to the extent that (a) it is necessary or appropriate to disclose to the FRB, the Comptroller, the Superintendent, the FDIC or any other Governmental Entity having jurisdiction over Fontana or CVB and Chino Valley or as may otherwise be required by Rule (any disclosure of Confidential Information to a Governmental Entity shall be accompanied by a request that such Governmental Entity preserve the confidentiality of such Confidential Information); or (b) to the extent such duty as to confidentiality is waived by the other Party. Such obligation as to confidentiality and non-use shall survive the termination of this Agreement pursuant to Article 10. In the event of such termination and on request of another Party, each Party shall use all reasonable efforts to (y) return to the other Parties all documents (and reproductions thereof) received from such other Parties that contain Confidential Information (and, in the case of reproductions, all such reproductions made by the receiving Party); and
(z) destroy the originals and all copies of any analyses, computations, studies or other documents prepared for the internal use of such Party that include Confidential Information.

          11.10 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement.

          11.11 Notices. Any notice or communication required or permitted hereunder, including, without limitation, supplemental schedules required under Section 6.6, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission or (c) mailed by certified or registered mail, postage prepaid, with return receipt requested, addressed as follows:

          If to CVB and Chino Valley addressed to:

                    CVB Financial Corp.
                    701 N. Haven Avenue, Suite 350

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                    Ontario, California   91764
                    Attention:  D. Linn Wiley
                    Telecopier No.:  (714) 980-5232

          With a copy addressed to:

                    Manatt, Phelps, Phillips & Kantor
                    11355 West Olympic Boulevard
                    Los Angeles, California  90064
                    Attn:  William T. Quicksilver, Esq.
                    Telecopier No.: (310) 312-4224

          If to Fontana addressed to:

                    Fontana First National Bank
                    9244 Sierra Avenue
                    Fontana, California   92334
                    Attention:  Fred O. Scarsella
                    Telecopier No.:  (714) 350-0587

          With a copy addressed to:

                    Horgan, Rosen, Beckham & Coren
                    3900 W. Alameda
                    Suite 2000
                    Toluca Lake, California  91505
                    Attention:  Gary Horgan
                    Telecopier No.: (818) 955-7300

or at such other address and to the attention of such other Person as a Party may give notice to the others in accordance with this Section 11.11. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

          11.12 Knowledge. Whenever any statement herein or in any Schedule, certificate or other documents delivered to any Party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any Party or another Person, such Party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.








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









          IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                         CVB FINANCIAL CORP.



                         By /s/ D. Linn Wiley
                            President and Chief Executive Officer
ATTEST:


  Secretary                /s/ Donna Marchesi




                         CHINO VALLEY BANK



                         By /s/ D. Linn Wiley
                            President and Chief Executive Officer

ATTEST:

  Secretary                /s/ Donna Marchesi



                         FONTANA FIRST NATIONAL BANK



                         By /s/ Fred O. Scharsella
                            President and Chief Executive Officer
ATTEST:


  Secretary                /s/ Tamara J. Wolfinbarger











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Table of Contents
Page


1     DEFINITIONS

          1.1     Definitions

2     THE CONSOLIDATION AND RELATED MATTERS

          2.1     The Consolidation.
          2.2     Effect of the Consolidation.
          2.3     Dissenting Shareholders.
          2.4     The Aggregate Purchase Price and Per Share Price
          2.5     Delivery of Cash.
          2.6     Name of Consolidated Association.
          2.7     Directors and Officers of Consolidated Association.
          2.8     Noncompetition Agreements
          2.9     Shareholder's Agreements

3     THE CLOSING 11

          3.1     Closing Date
          3.2     Execution of Agreement to Consolidate
          3.3     Execution of Agreement of Merger
          3.4     Documents to be Delivered

4     REPRESENTATIONS AND WARRANTIES OF FONTANA

          4.1     Organization, Standing and Power
          4.2     Capitalization
          4.3     Subsidiaries
          4.4     Financial Statements
          4.5     No Material Liabilities
          4.6     Authority of Fontana
          4.7     Reserved
          4.8     No Conflicts; Defaults
          4.9     Reports and Filings
          4.10    Tax and Other Returns and Reports
          4.11    Contracts
          4.12    Title to Property
          4.13    Litigation
          4.14    Certain Adverse Changes
          4.15    Minute Books
          4.16    Accounting Records; Data Processing
          4.17    Insurance
          4.18    Employee Benefit Plans and Employment and Labor
          Contracts.
          4.19    Investments
          4.20    Broker's or Finder's Fees

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









          4.21    Compliance with Rules
          4.22    Certain Interests
          4.23    Extensions of Credit
          4.24    Operating Losses
          4.25    Powers of Attorney
          4.26    Offices and ATMs
          4.27    Disclosure Documents and Applications
          4.28    Accuracy and Currentness of Information Furnished
          4.29    Effective Date of Representations, Warranties, Covenants
          and                        Agreements

5     REPRESENTATIONS AND WARRANTIES OF CVB AND CHINO VALLEY

          5.1     Organization, Standing and Power of CVB and Chino Valley
          5.2     Authority of CVB and Chino Valley
          5.3     No Conflicts; Defaults
          5.4     Accuracy of Information Furnished
          5.5     Adequacy of Capital
          5.6     Compliance with Rules
          5.7     Authority of New Bank

6     CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME OF MERGER

          6.1     Access to Information
          6.2     Material Adverse Changes; Reports; Financial Statements;
          Filings
          6.3     Limitation on Fontana's Conduct Prior to Closing
          6.4     Certain Loans and Other Extension of Credit
          6.5     No Solicitation, etc
          6.6     Schedules of Fontana
           6.7     Shareholder Approval
           6.8     Compliance with Rules
           6.9     Disposition of Employee Benefit Plans
          6.10    Cancellation of Fontana Options
          6.11    Termination of Fontana Employment Agreements
          6.12    Extension of Lease
          6.13    Termination of Certain Agreements
          6.14    Execute Agreement to Consolidate

7     FURTHER COVENANTS OF THE PARTIES

          7.1     Execution of Agreement to Consolidate
          7.2     Filings, Consents and Insurance
          7.3     Preservation of Employment Relations Prior to Effective
          Time

8     CONDITIONS PRECEDENT TO CONTEMPLATED TRANSACTIONS

          8.1     Conditions to Each Party's Obligation to Close


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









          8.2     Additional Conditions to Obligations of CVB and Chino
          Valley to        close
          8.3     Additional Conditions to Obligations of Fontana to Close

9     EMPLOYEE BENEFITS

          9.1     Termination of Fontana Employee Benefits Plans
          9.2     Fontana Employee Benefits

10     TERMINATION OF AGREEMENT; WAIVER OF CONDITIONS;
       PAYMENT OF EXPENSES; FILINGS AND APPROVALS

          10.1     Termination of Agreement
          10.2     Effect of Termination; Liquidated Damages; Expenses

11     GENERAL

          11.1     Amendments
          11.2     Schedules; Exhibits; Integration
          11.3     Third Parties
          11.4     Governing Law
          11.5     No Assignment
          11.6     Headings
          11.7     Counterparts
          11.8     Publicity
          11.9     Confidentiality
          11.10    Waiver
          11.11    Notices
          11.12    Knowledge






















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EXHIBITS

A-1   Agreement to Consolidate
A-2   Agreement of Merger
B-1   Form of Noncompetition Agreement (Directors)
B-2   Form of Noncompetition Agreement (Officers)
C     Form of Shareholder's Agreement
D     Form of Opinion of Counsel of Fontana
E     Form of Opinion of Counsel of CVB and Chino Valley

SCHEDULES

Schedule 4.2      Fontana Options
Schedule 4.5      Material Liabilities
Schedule 4.8      Conflicts, Defaults and Required Consents
Schedule 4.10     Taxes
Schedule 4.11     Material Contracts
Schedule 4.12     Real Property
Schedule 4.13     Litigation and Regulatory Proceedings
Schedule 4.16     Data Processing
Schedule 4.17     Insurance
Schedule 4.18     Employee Benefit Plans; Employment and Labor Contracts
Schedule 4.19     Investments
Schedule 4.22     Certain Interests
Schedule 4.23     Classified Assets
Schedule 4.24     Operating Losses
Schedule 4.25     Powers of Attorney
Schedule 4.26     Offices and ATMs

EXHIBIT A-1

                         AGREEMENT TO CONSOLIDATE
                                  between

                          CVB INTERIM STATE BANK
                                    and
                        FONTANA FIRST NATIONAL BANK

                           Under the charter of
                        Fontana First National Bank

                                    and

                            Under the title of
                        Fontana First National Bank


     THIS AGREEMENT TO CONSOLIDATE made between CVB INTERIM STATE BANK (hereinafter referred to as "New Bank"), a banking corporation organized under the laws of the State of California, being located at 9244 Sierra Avenue in the City of Fontana, County of San Bernardino, State of
California, with initial capital of $             , divided into 40,000
shares of common stock ("New Bank Stock"), each of no par value, and FONTANA FIRST NATIONAL BANK (hereinafter referred to as "Fontana"), a banking association organized under the laws of the United States, being located at 9244 Sierra Avenue, in the City of Fontana, County of San Bernardino, in the State of California, with capital of $1,728,500, divided into 345,700 shares of common stock ("Fontana Stock"), each of $5.00 par
value, surplus of $            and undivided profits, including capital
reserves, of $            , as of September 30, 1 992, each acting pursuant
to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1 918, as amended (1 2 U.S.C., Section 21 5), witnesseth as follows:

     Section 1 . New Bank and Fontana (hereinafter referred to as the "Consolidating Banks") shall be consolidated under the charter of Fontana. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Manatt, Phelps, Phillips & Kantor, 1 1 355 W. Olympic Boulevard, Los Angeles, California on the date fixed therefor pursuant to Section 3.1 of the Reorganization Agreement (as defined below).

     Section 2. The name of the consolidated association (hereinafter referred to as the "Consolidated Association") shall be Fontana First National Bank."

     Section 3. The business of the Consolidated Association shall be that of a national banking association. This business shall be conducted by the

Consolidated Association at its main office which shall be located at 9244 Sierra Avenue, Fontana, California.

     Section 4. The amount of capital stock of the Consolidated Association shall be $200,000.00, divided into 40,000 shares of common stock, each of $
5.00 par value, and at the time the consolidation shall become effective as specified in the approval to be issued by the Comptroller of the Currency, (the "Effective Time of the Consolidation"), the Consolidated Association shall have a surplus of $40,000 and undivided profits, including capital reserves, which when combined with the Consolidated Association's capital and surplus will be equal to the combined capital structures of the Consolidating Banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between September 30, 1 992 and the Effective Time of the Consolidation.

     Section 5. All assets of each of the Consolidating Banks, as they exist at the Effective Time of the Consolidation, shall pass to and vest in the Consolidated Association without any conveyance or other transfer. The Consolidated Association shall be responsible for all of the liabilities of every kind and description of each of the Consolidating Banks existing as of the Effective Time of the Consolidation.

     Section 6. Upon and as of the Effective Time of the Consolidation, and by reason of the consolidation becoming effective, (i) each share of Fontana Stock issued and outstanding immediately prior to the Effective Time of the Consolidation, except for shares as to which dissenters' rights are perfected pursuant to 1 2 U.S.C. section 21 5 ("Perfected Dissenting Shares"), shall be automatically converted into the right to receive an amount equal to the quotient obtained by dividing (A) the Aggregate Purchase Price determined in accordance with the First Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of October -, 1 992 by and between CVB Financial Corp., Chino Valley Bank and Fontana First National Bank, by (B) the total number of shares of Fontana Stock outstanding immediately prior to the Effective Time of the Consolidation (including Perfected Dissenting Shares) and (ii) each share of the New Bank Stock issued and outstanding immediately prior to the Effective Time of the Consolidation, except for Perfected Dissenting Shares, shall be automatically converted into one share of the common stock, $5.00 par value, of the Consolidated Association.

     Section 7. Neither of the Consolidating Banks shall declare or pay any dividend to its shareholders between the date of this Agreement and the time at which the consolidation shall be effective, or dispose of any of its assets in any other manner except in the normal course of business and for adequate value.

     Section 8. The following named persons shall constitute the original board of directors of the Consolidated Association until the next annual meeting of its shareholders or until such time as their successors have been elected and qualify:

     George A. Borba     Charles M. Magistro
     John A. Borba     John Vander Schaaf
     Ronald 0. Kruse     D. Linn Wiley
     John J. Lo Porto

     Section 9. On and after the Effective Time of the Consolidation the articles of association of the Consolidated Association shall read in their entirety as set forth in Exhibit I hereto.

     Section 1 0. The obligations of New Bank to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of CVB Financial Corp. under the Reorganization Agreement, any one or more of which, to the extent it is or they are 'waivable, may be waived, in whole or in part, by New Bank.

     Section 1 1. The obligations of Fontana to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of Fontana under the Reorganization
Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by Fontana.

     Section 1 2. Notwithstanding any provision to the contrary herein, and notwithstanding the fact that the stockholders of Fontana and New Bank may have ratified and confirmed this Agreement, this Agreement shall automatically be terminated and of no further force and effect if, prior to the Effective Time of the Consolidation, the Reorganization Agreement is terminated in accordance with the terms thereof.

     Section 1 3. This Agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the Consolidating Banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the consolidation shall become effective immediately prior to the effective time of the merger of the Consolidated Association with and into Chino Valley Bank on the date specified in an approval of consolidation to be issued by the Comptroller of the Currency of the United States.

     Section 1 4. New Bank and Fontana agree that solely for the purpose of completing the merger of the Consolidated Association with and into Chino Valley Bank or obtaining any necessary regulatory approval therefor or approving, signing, ratifying or confirming any related merger agreement or conferring any necessary or appropriate corporate authority related thereto or taking any other corporate act or satisfying any other corporate requirement necessary therefor, the board of directors of the Consolidated Association, as it will be constituted upon the effectiveness of the consolidation, may act as such in advance of such effectiveness, and CVB Financial Corp., the shareholder of the Consolidated Association upon such effectiveness, may act as such in advance of such effectiveness.

     WITNESS the signatures and seals of said Consolidating Banks, each hereunto set by its president or a vice president and attested by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority thereof, and witness the signature hereto of a majority of each of said boards of directors:




[SEAL]


Attest:

          CVB INTERIM STATE BANK


          By:
               D. Linn Wiley
               President

Robert J. Schurheck
Chief Financial Officer


     Directors of CVB Interim State Bank


George A. Borba     John J. Lo Porto


John A. Borba     Charles M. Magistro


Ronald 0. Kruse


     D. Linn Wiley






John Vander Schaaf

[SEAL]


Attest:



Roger J. Harris Cashier




G. Gary Clinard


Howard Edmiston


Anthony N. Finazzo


William G. Kellen

               FONTANA FIRST NATIONAL BANK


               By:
                    Fred 0. Scarsella President




          Directors of Fontana First National Bank




     Tamara Wolfinbarger






Dr. William F. Kragness


Dr. Allan G. Milew

Eugene L. Milew


Kenneth L. Roohr

EXHIBIT A-2

AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered
into as of this           day of             , 1 992, by and between Chino
Valley Bank ("Chino Valley"), a California banking corporation, and Fontana First National Bank ("Fontana"), with reference to the following facts:

RECITALS

     1 .Fontana is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is authorized by the Comptroller of the Currency to conduct a general
     banking business, with authorized capital of          shares of no par
     value common stock ("Fontana Stock") of which, on the date hereof,
     there are             shares issued and outstanding.

     2.Chino Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with
     authorized capital of             shares of common stock ("Chino
     Valley Stock") of which, on the date hereof, there are        shares
     issued and outstanding.

     3.The respective Boards of Directors of Chino Valley and Fontana deem it desirable and in the best interests of their respective corporations and stockholders that Fontana be merged with and into the Chino Valley as provided in this Merger Agreement pursuant to the laws of the State of California and that Chino Valley be the surviving corporation ("Surviving Bank").

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Merger, the parties hereto agree as follows:

ARTICLE I
THE MERGER

     Upon consummation of the Merger at the Effective Time (as defined in Article IX hereof), Fontana shall be merged with and into Chino Valley which shall thereupon be the Surviving Bank, and the separate corporate existence of Fontana shall cease.

ARTICLE 11
NAME

          The name of the Surviving Bank shall be "Chino Valley Bank."

ARTICLE Ill
ARTICLES OF INCORPORATION

          The Articles of Incorporation of Chino Valley as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Articles of Incorporation of the Surviving Bank.

                    ARTICLE IV
                    BYLAWS

          The Bylaws of Chino Valley as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Bylaws of the Surviving Bank.

                    ARTICLE V
                    DIRECTORS

               The Board of Directors of Chino Valley immediately prior to the Effective Time, shall, at and after the Effective Time, serve as the Directors of the Surviving Bank until its next annual meeting of shareholders or until such time as their successors have been elected and qualified.

ARTICLE Vi
RIGHTS AND DUTIES OF SURVIVING BANK

               At and after the Effective Time, all rights, privileges, powers and franchises and all property and assets of every kind and description of Chino Valley and Fontana shall be vested in and be held and enjoyed by the Surviving Bank, without further act or deed, and all the estates and interests of every kind of Chino Valley and Fontana, including all debts due to either of them, shall be as effectively the property of the Surviving Bank as they were of Chino Valley and Fontana, and the title to any real estate vested by deed or otherwise in either Chino Valley or Fontana shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Chino Valley and Fontana shall be preserved unimpaired and all debts, liabilities and duties of Chino Valley and Fontana shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

ARTICLE VII
CONVERSION OF SHARES

               In and by virtue of the Merger and at the Effective Time, pursuant to this Merger Agreement, the shares of Chino Valley Stock and Fontana Stock outstanding at the Effective Time shall be converted as follows:

          (a) Effect on Chino Valley Stock. Each share of Chino Valley Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be converted into and for all purposes be deemed to represent one share of common stock of the Surviving Bank ("Surviving Bank Stock").

          (b) Effect on Fontana Stock. Each share of Fontana Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and cease to be an issued and outstanding share of Fontana Stock.

ARTICLE VIII
FURTHER ACTION

     The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Bank title to and possession of all of Chino Valley's and Fontana's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.

ARTICLE IX
EFFECTIVE TIME

     The Merger will become effective upon the filing, in accordance with
Section 2094 of the California Financial Code, of a copy of this Merger Agreement (bearing the certification of the Secretary of State of the State of California) and all other requisite accompanying certificates in the office of the California Superintendent of Banks (the "Superintendent"). The date and time of such filing with the Superintendent is referred to herein as to the "Effective Time".

ARTICLE Xi
SUCCESSORS AND ASSIGNS

     This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by either party without the written consent of the other.

ARTICLE XII
GOVERNING LAW

     This Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

               ARTICLE XIII
               TERMINATION

     This Merger Agreement may, by the mutual consent and action of the Boards of Directors of Chino Valley and Fontana, be abandoned at any time before or after approval thereof by the shareholders of Chino Valley and Fontana, but not later than the filing of this Merger Agreement with the Superintendent pursuant to
Section 2094 of the California Financial Code.

     IN WITNESS WHEREOF, Chino Valleyand Fontana, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

          CHINO VALLEY BANK


          By:
               President


               Secretary


          FONTANA FIRST NATIONAL BANK


          By:
               President


               Secretary

EXHIBIT B-1


FIRST AMENDED AND RESTATED NONCOMPETITION AGREEMENT


     THIS FIRST AMENDED AND RESTATED NONCOMPETITION AGREEMENT
("Agreement"), dated as of October ___, 1992, is entered into by and between CVB Financial Corp., a California corporation ("CVB"), Chino Valley Bank, a California state chartered bank ("Chino Valley"), and _______________ ("Shareholder").


R E C I T A L S

     A. CVB, Chino Valley and Fontana First National Bank, a national banking association ("Fontana") entered into that certain Agreement and Plan of Reorganization, dated as of May 13, 1992 (the "Original
Reorganization Agreement").

     B. Shareholder is a beneficial shareholder, director and/or Executive Officer of Fontana.

     C. As an inducement to CVB and Chino Valley to enter into the Original Reorganization Agreement, Shareholder agreed to refrain from competing with, using trade secrets or soliciting customers or employees of Fontana or any of its successors (the "Original Noncompetition Agreement").

     D. CVB, Chino Valley and Fontana have agreed to amend certain of the terms and provisions of and, as amended, to restate the Original Reorganization Agreement (as amended and restated, the "Reorganization Agreement").

     E. The parties now desire to amend certain of the terms and provisions of the Original Noncompetition Agreement to conform to the amendments to the Reorganization Agreement.

     F. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Reorganization Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

     "Customer" shall mean any Person with whom Fontana has an existing relationship for Financial Services (as defined below) from the date of the Original Reorganization Agreement until immediately prior to the Effective Time of the Consolidation.

     "Enterprises" shall mean any of the businesses conducted by Fontana at any time from the date of the Original Reorganization Agreement until immediately prior to the Effective Time of the Consolidation.

     "Financial Institution" shall mean a "depository institution" as that term is defined in 12 C.F.R. Section 348.2, and any parent, subsidiary or affiliate thereof.

     "Financial Services" shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans and the solicitation and provision of deposit services and services related thereto.

     "Prospective Customer" shall mean any Person with whom Fontana has actively pursued a relationship for Financial Services at any time between the date of the Original Reorganization Agreement and the Effective Time of the Merger.

     "Trade Secrets" shall mean:

          (a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, Customers, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of Fontana of which Shareholder has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Reorganization Agreement.

          (b) Notwithstanding any other provisions of this Agreement to the contrary, "Trade Secrets" shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not bound by a confidentiality agreement with respect to such information; or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement).

     NOW, THEREFORE, in consideration of the premises and respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, CVB and Chino Valley and Shareholder agree as follows:

NOTE: Paragraph definition put in for legal numbering combined with regular numbering. MUST PUT IN PARAGRAPH LEVEL. Definition is as follows:
Level:  1      2      3      4      5      6      7
Style:  4      5      3      1      2      4      3
Punct:  1      0      3      3      3      3      1
Ex:     I     1.1    (a)    (i)    (A)    (1)     a.ARTICLE I
ACKNOWLEDGEMENTS BY SHAREHOLDER

     Shareholder acknowledges that:

          (a) CVB and Chino Valley would not enter into the Reorganization Agreement unless Shareholder agrees not to enter into an activity that is competitive with or similar to the Enterprises as provided in this Agreement and that, accordingly, this Agreement is a material inducement for CVB and Chino Valley to enter into and to carry out the terms of the Reorganization Agreement. Accordingly, Shareholder expressly acknowledges that he is entering into this Agreement to induce CVB and Chino Valley to enter into and carry out the terms of the Reorganization Agreement and to cause New Bank to enter into the Agreement to Consolidate pursuant thereto.
          (b) By virtue of his position with Fontana, Shareholder has developed considerable expertise in the business operations of Fontana and has access to Trade Secrets. Shareholder recognizes that CVB and Chino Valley would be irreparably damaged, and its substantial investment in Fontana materially impaired, if Shareholder were to enter into an activity that is competitive with or similar to the Enterprises in violation of the terms of this Agreement, if Shareholder were to disclose or make unauthorized use of any Trade Secrets or if Shareholder were to solicit Customers, Prospective Customers or employees of Fontana. Accordingly, Shareholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Shareholder in all respects.

ARTICLE II
NONCOMPETITION

     2.1 Noncompetition. For a period of two years after the Effective Time of the Consolidation, Shareholder shall not, directly or indirectly, without the prior written consent of CVB and Chino Valley or the Surviving Bank (i) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in any business which is competitive with or similar to the Enterprises within the County of San Bernardino, State of California (the "Territory"); (ii) engage in any other manner, within the Territory, in any business that is competitive with or similar to the Enterprises; or (iii) on behalf of any Financial Institution, solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services or induce or attempt to induce any Person who is a Customer, Prospective Customer, supplier, distributor, officer or employee of Fontana immediately prior to the Effective Time of the Consolidation to terminate such person's relationships with, or to take any action that would be disadvantageous to CVB and Chino Valley or the Surviving Bank. Notwithstanding the above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs (i) or (ii) above, if (y) Shareholder participates in any such business solely (A) as an officer or director of the Surviving Bank or (B) as a passive investor in up to 5% of the equity securities or 10% of the debt securities of a company or partnership, provided such securities are publicly traded or (z) Shareholder is employed by a business or enterprise that is engaged primarily in a business other than that which is competitive with or similar to the Enterprises and Shareholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is competitive with or similar to the Business or the Enterprises.

     2.2 Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of Fontana and, after the Effective Time of the Consolidation, other than for the benefit of the Surviving Bank, Shareholder (i) shall make no use of the Trade Secrets, or any other part thereof, (ii) shall not disclose the Trade Secrets, or any part thereof, to any other Person, and
(iii) shall deliver, on and after the Effective Time of the Consolidation, all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by Shareholder, to the Surviving Bank.

     2.3 Exceptions. Notwithstanding any provision of this Agreement to the contrary, Shareholder may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that

          (a) Shareholder is required to disclose or reveal under any applicable Rule, provided Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives CVB and Chino Valley prompt notice of such requirement in advance of such disclosure;

          (b) Shareholder is otherwise required to disclose or reveal by any Governmental Entity, provided Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives CVB and Chino Valley prompt notice of such requirement in advance of such disclosure; or

          (c) In the opinion of Shareholder's counsel, Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Entity, provided Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives CVB and Chino Valley prompt notice of such requirement in advance of such disclosure.

ARTICLE III
INDEPENDENCE OF OBLIGATIONS

     The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and CVB and Chino Valley on the other, and the existence of any claim or cause of action by Shareholder against Fontana or CVB and Chino Valley, shall not constitute a defense to the enforcement of such covenants against Shareholder.

ARTICLE IV
GENERAL

     4.1 Amendments. To the fullest extent permitted by law, this Agreement may be amended by agreement in writing of the parties hereto at any time.

     4.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for an agreement in the form of the Shareholder's Agreement attached as Exhibit C to the Reorganization Agreement (if executed by Shareholder)) supersedes all prior agreements and understandings of the parties in connection therewith.

     4.3     Termination.

          (a) This Agreement shall terminate automatically without further action in the event that the Reorganization Agreement is terminated prior to the Effective Time of the Consolidation in accordance with its terms.

          (b) Unless sooner terminated pursuant to subsection (a) of this Section 4.3, the obligations of Shareholder under Section 2.1 shall terminate on the second anniversary of the Effective Time of the Consolidation.

          (c)     Unless sooner terminated under subsection (a) of this
Section 4.3, and except as provided in subsection (b) of this Section 4.3, the obligations of Shareholder under this Agreement shall terminate only on the mutual agreement of Shareholder and CVB and Chino Valley or the Surviving Bank.

     4.4 Specific Performance. Shareholder, CVB and Chino Valley each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, CVB and Chino Valley would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder, CVB and Chino Valley agree that CVB and Chino Valley shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     4.5 Severability, etc. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     4.6 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission or
(c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to CVB and Chino Valley addressed to:

          CVB Financial Corp.
          701 North Haven Avenue
          Suite 350
          Ontario, California   91764
          Attention:  D. Linn Wiley
          Telecopier No.:  (714) 980-5232

With a copy addressed to:

           Manatt, Phelps, Phillips & Kantor
           11355 W. Olympic Boulevard
          Los Angeles, California  90064
          Attention:  William T. Quicksilver
          Telecopier No.:  (310) 312-4224

If to Shareholder, addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________


With a copy addressed to:

          Horgan, Rosen, Beckham & Coren
          3900 W. Alameda
          Suite 2000
          Toluca Lake, California  90802
          Attention:  Gary Horgan
          Telecopier No.: (818) 955-7300

or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this section 4.6. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third

Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

     4.7 Waiver of Breach. Any failure or delay by CVB and Chino Valley in enforcing any provision of this Agreement shall not operate as a waiver thereof; and the waiver by CVB and Chino Valley of a breach of any provision of this Agreement by Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

     4.8 Assignment. This Agreement shall be assignable by CVB and Chino Valley only in connection with a sale of all or substantially all its assets or a merger or reorganization in which it is not the surviving corporation. Any attempted assignment in violation of this prohibition shall be null and void.

     4.9 Binding Effect; Benefit to Successors. This Agreement shall be binding upon Shareholder and upon Shareholder's successors and representatives and shall inure to the benefit of CVB and Chino Valley and their successors, representatives and assigns.

     4.10 Governing Law. The Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     4.11 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                   CVB FINANCIAL CORP.



                                   By:

                                   Title:


                                   CHINO VALLEY BANK

                                   By:

                                   Title:


                                   SHAREHOLDER




                                        (Shareholder's Name)

EXHIBIT B-2


FIRST AMENDED AND RESTATED NONCOMPETITION AGREEMENT


     THIS FIRST AMENDED AND RESTATED NONCOMPETITION AGREEMENT
("Agreement"), dated as of October ___, 1992, is entered into by and between CVB Financial Corp., a California corporation ("CVB"), Chino Valley Bank, a California state chartered bank ("Chino Valley"), and _______________ ("Shareholder").


R E C I T A L S

     A. CVB, Chino Valley and Fontana First National Bank, a national banking association ("Fontana") entered into that certain Agreement and Plan of Reorganization ("Reorganization Agreement"), dated as of May 13, 1992 (the "Original Reorganization Agreement").

     B. Shareholder is a beneficial shareholder, director and/or Executive Officer of Fontana.

     C. As an inducement to CVB and Chino Valley to enter into the Original Reorganization Agreement, Shareholder agreed to refrain from using trade secrets or soliciting customers or employees of Fontana or any of its successors (the "Original Noncompetition Agreement").

     D. CVB, Chino Valley and Fontana have agreed to amend certain of the terms and provisions of and, as amended, to restate the Original Reorganization Agreement (as amended and restated, the "Reorganization Agreement").

     E. The parties now desire to amend certain of the terms and provisions of the Original Noncompetition Agreement to conform to the amendments to the Reorganization Agreement.

     F. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Reorganization Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

     "Customer" shall mean any Person with whom Fontana has an existing relationship for Financial Services (as defined below) from the date of the Original Reorganization Agreement until immediately prior to the Effective Time of the Consolidation.

     "Enterprises" shall mean any of the businesses conducted by Fontana at any time from the date of the Original Reorganization Agreement until immediately prior to the Effective Time of the Consolidation.

     "Financial Institution" shall mean a "depository institution" as that term is defined in 12 C.F.R. Section 348.2, and any parent, subsidiary or affiliate thereof.

     "Financial Services" shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans and the solicitation and provision of deposit services and services related thereto.

     "Prospective Customer" shall mean any Person with whom Fontana has actively pursued a relationship for Financial Services at any time between the date of the Original Reorganization Agreement and the Effective Time of the Consolidation.

     "Trade Secrets" shall mean:

          (a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, Customers, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of Fontana of which Shareholder has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Reorganization Agreement.

          (b) Notwithstanding any other provisions of this Agreement to the contrary, "Trade Secrets" shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not bound by a confidentiality agreement with respect to such information; or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement).

     NOW, THEREFORE, in consideration of the premises and respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, CVB and Chino Valley and Shareholder agree as follows:

NOTE: Paragraph definition put in for legal numbering combined with regular numbering. MUST PUT IN PARAGRAPH LEVEL. Definition is as follows:
Level:  1      2      3      4      5      6      7
Style:  4      5      3      1      2      4      3

Punct:  1      0      3      3      3      3      1
Ex:     I     1.1    (a)    (i)    (A)    (1)     a.ARTICLE I
ACKNOWLEDGEMENTS BY SHAREHOLDER

     Shareholder acknowledges that:

          (a) CVB and Chino Valley would not enter into the Reorganization Agreement unless Shareholder agrees not to enter into an activity that is competitive with or similar to the Enterprises as provided in this Agreement, or to solicit or aid in the solicitation of, on behalf of any Financial Institution, Customers or Prospective Customers for Financial Services as provided in this Agreement and that, accordingly, this Agreement is a material inducement for CVB and Chino Valley to enter into and to carry out the terms of the Reorganization Agreement. Accordingly, Shareholder expressly acknowledges that he is entering into this Agreement to induce CVB and Chino Valley to enter into and carry out the terms of the Reorganization Agreement and to cause New Bank to enter into the Agreement to Consolidate pursuant thereto.

          (b) By virtue of his position with Fontana, Shareholder has developed considerable expertise in the business operations of Fontana and has access to Trade Secrets. Shareholder recognizes that CVB and Chino Valley would be irreparably damaged, and its substantial investment in Fontana materially impaired, if Shareholder were enter into an activity that is competitive with the Enterprises in violation of the terms of this Agreement, if Shareholder were to disclose or make unauthorized use of any Trade Secrets or if Shareholder were to solicit or aid in the solicitation of, on behalf of any Financial Institution, Customers or Prospective Customers of Fontana for Financial Services. Accordingly, Shareholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Shareholder in all respects.

ARTICLE II
NONCOMPETITION

     2.1 Noncompetition. For a period of two years after the Effective Time of the Consolidation, Shareholder shall not, directly or indirectly, without the prior written consent of CVB and Chino Valley or the Surviving Bank (i) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in any business which is competitive with or similar to the Enterprises within the City of Fontana, in the County of San Bernardino, State of California (the "Territory"); (ii) engage in any other manner, within the Territory, in any business that is competitive with or similar to the Enterprises; or (iii) on behalf of any Financial Institution, solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services or induce or attempt to induce any Customer,

Prospective Customer, suppliers, distributors, officers or employees to terminate such Person's relationships with, or to take any action that would be disadvantageous to CVB and Chino Valley or the Surviving Bank. Notwithstanding the above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs (i) or (ii) above, if (y) Shareholder participates in any such business solely
(A) as an officer or director of the Surviving Bank or (B) as a passive investor in up to 5% of the equity securities or 10% of the debt securities of a company or partnership, provided such securities are publicly traded or (z) Shareholder is employed by a business or enterprise that is engaged primarily in a business other than that which is competitive with or similar to the Enterprises and Shareholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is competitive with or similar to the Enterprises.

     2.2 Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of Fontana and, after the Effective Time of the Consolidation, other than for the benefit of the Surviving Bank, Shareholder (i) shall make no use of the Trade Secrets, or any other part thereof, (ii) shall not disclose the Trade Secrets, or any part thereof, to any other Person, and
(iii) shall deliver, on and after the Effective Time of the Consolidation, all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by Shareholder, to the Surviving Bank.

     2.3 Exceptions. Notwithstanding any provision of this Agreement to the contrary, Shareholder may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that:

          (a) Shareholder is required to disclose or reveal under any applicable Rule, provided Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives CVB and Chino Valley prompt notice of such requirement in advance of such disclosure;

          (b) Shareholder is otherwise required to disclose or reveal by any Governmental Entity, provided Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives CVB and Chino Valley prompt notice of such requirement in advance of such disclosure; or

          (c) In the opinion of Shareholder's counsel, Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Entity, provided Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives CVB and Chino Valley prompt notice of such requirement in advance of such disclosure.

ARTICLE III
INDEPENDENCE OF OBLIGATIONS

     The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and CVB and Chino Valley on the other, and the existence of any claim or cause of action by Shareholder against Fontana or CVB and Chino Valley, shall not constitute a defense to the enforcement of such covenants against Shareholder.

ARTICLE IV
GENERAL

     4.1 Amendments. To the fullest extent permitted by law, this Agreement may be amended by agreement in writing of the parties hereto at any time.

     4.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for an agreement in the form of the Shareholder's Agreement attached as Exhibit C to the Reorganization Agreement (if executed by Shareholder)) supersedes all prior agreements and understandings of the parties in connection therewith.

     4.3     Termination.

          (a) This Agreement shall terminate automatically without further action in the event that the Reorganization Agreement is terminated prior to the Effective Time of the Consolidation in accordance with its terms.

          (b) Unless sooner terminated pursuant to subsection (a) of this Section 4.3, the obligations of Shareholder under Section 2.1 shall terminate on the second anniversary of the Effective Time of the Consolidation.

          (c)     Unless sooner terminated under subsection (a) of this
Section 4.3, and except as provided in subsection (b) of this Section 4.3, the obligations of Shareholder under this Agreement shall terminate only on the mutual agreement of Shareholder and CVB and Chino Valley or the Surviving Bank.

     4.4 Specific Performance. Shareholder, CVB and Chino Valley each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, CVB and Chino Valley would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder, CVB and Chino Valley agree that CVB and Chino Valley shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     4.5 Severability, etc. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     4.6 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission or
(c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to CVB and Chino Valley addressed to:

          CVB Financial Corp.
          701 North Haven Avenue
          Suite 350
          Ontario, California   91764
          Attention:  D. Linn Wiley
          Telecopier No.:  (714) 980-5232

I put a block protect in here on 9/9/92.With a copy addressed to:

           Manatt, Phelps, Phillips & Kantor
           11355 W. Olympic Boulevard
          Los Angeles, California  90064
          Attention:  William T. Quicksilver
          Telecopier No.:  (310) 312-4224

If to Shareholder, addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________


With a copy addressed to:

          Horgan, Rosen, Beckham & Coren
          3900 W. Alameda
          Suite 2000
          Toluca Lake, California  90802
          Attention:  Gary Horgan

          Telecopier No.: (818) 955-7300

or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this section 4.6. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

     4.7 Waiver of Breach. Any failure or delay by CVB and Chino Valley in enforcing any provision of this Agreement shall not operate as a waiver thereof; and the waiver by CVB and Chino Valley of a breach of any provision of this Agreement by Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

     4.8 Assignment. This Agreement shall be assignable by CVB and Chino Valley only in connection with a sale of all or substantially all its assets or a merger or reorganization in which it is not the surviving corporation. Any attempted assignment in violation of this prohibition shall be null and void.

     4.9 Binding Effect; Benefit to Successors. This Agreement shall be binding upon Shareholder and upon Shareholder's successors and representatives and shall inure to the benefit of CVB and Chino Valley and their successors, representatives and assigns.

     4.10 Governing Law. The Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     4.11 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                   CVB FINANCIAL CORP.



                                   By:

                                   Title:


                                   CHINO VALLEY BANK



                                   By:

                                   Title:


                                   SHAREHOLDER




                                        (Shareholder's Name)

                                                       EXHIBIT C


FIRST AMENDED AND RESTATED SHAREHOLDER'S AGREEMENT


          THIS SHAREHOLDER'S AGREEMENT ("Agreement"), dated as of October ___, 1992, is entered into by and between CVB Financial Corp., a California corporation ("CVB"), Chino Valley Bank, a California state chartered bank ("Chino Valley"), and ___________________________ ("Shareholder").


R E C I T A L S

     A. CVB, Chino Valley and Fontana First National Bank, a national banking association ("Fontana") entered into that certain Agreement and Plan of Reorganization dated as of May 13, 1992 (the "Original
Reorganization Agreement")

     B. Shareholder is a member of the Board of Directors of Fontana and owns shares of the common stock, $5.00 par value, of Fontana ("Fontana Stock").

     C. As an inducement to CVB and Chino Valley to enter into the Original Reorganization Agreement, Shareholder entered into a Shareholder's Agreement dated as of May 13, 1992 (the "Original Shareholder's Agreement") pursuant to which Shareholder agreed to vote or cause to be voted all shares of Fontana Stock with respect to which Shareholder has voting power on the date of the Original Shareholder's Agreement or thereafter acquired to approve the Original Reorganization Agreement and the transactions con-templated thereby and all requisite matters related thereto.

     D. CVB, Chino Valley and Fontana have agreed to amend certain of the terms and provisions of and, as amended, to restate the Original Reorganization Agreement (as amended and restated, the "Reorganization Agreement").

     E. The parties now desire to amend certain of the terms and provisions of the Original Shareholder's Agreement to conform to the amendments to the Reorganization Agreement.

     F. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, CVB and Chino Valley and Shareholder agree as follows:

NOTE: Paragraph definition put in for legal numbering combined with regular numbering. MUST PUT IN PARAGRAPH LEVEL. Definition is as follows:
Level:  1      2      3      4      5      6      7
Style:  4      5      3      1      2      4      3
Punct:  1      0      3      3      3      3      1
Ex:     I     1.1    (a)    (i)    (A)    (1)     a.

ARTICLE I
SHAREHOLDER'S AGREEMENT

     1.1 Agreement to Vote. Shareholder shall vote or cause to be voted at any meeting of shareholders of Fontana to approve the Reorganization Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of Fontana Stock as to which Shareholder has sole or shared voting power (the "Shares"), as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting or to give consent to action in writing (the "Record Date"), to approve the Reorganization Agreement, the Agreement to Consolidate and the transactions contemplated thereby, including the principal terms of the Consolidation.

     1.2 Legend. Shareholder agrees to stamp, print or type on the face of his or her certificates of Fontana Stock evidencing the Shares the following legend:

               "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE __ DAY OF OCTOBER, 1992 BY AND BETWEEN CVB FINANCIAL CORP., CHINO VALLEY BANK AND (NAME OF SHAREHOLDER), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF FONTANA FIRST NATIONAL BANK."

     1.3 Restrictions on Dispositions. Shareholder agrees that, from and after the date of the Original Shareholder's Agreement and during the term of this Agreement, he will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of CVB and Chino Valley or (ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

     1.4 Shareholder Approval. The Shareholder shall (i) recommend shareholder approval of the Reorganization Agreement, the Agreement to Consolidate and the transactions contemplated thereby by the Fontana shareholders at the Shareholders' Meeting and (ii) advise the Fontana shareholders to reject any subsequent proposal or offer received by Fontana relating to any Alternative Transaction or purchase, sale, acquisition, merger or other form of business combination involving Fontana or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that the Shareholder shall not be obligated to take any action specified in clause (ii) if the Board of Directors of Fontana is advised in writing by outside legal counsel (Horgan, Rosen, Beckham & Coren, or such other counsel that is reasonably acceptable to CVB and Chino Valley) that, in the exercise of his or her fiduciary duties, a director of Fontana should not take such action.


I put a block protect here on 9/9/92.ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     Shareholder represents and warrants to CVB and Chino Valley that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

     2.1     Ownership and Related Matters.

          (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto as of the date hereof. Within five business days after the Record Date, the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

           (b) There are no proxies, voting trusts or other agreements or understandings to or by which Shareholder or his or her spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

     2.2 Authorization; Binding Agreement. Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

     2.3 Non-Contravention. The execution, delivery and performance of this Agreement by Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which Shareholder or his or her spouse is a party or by which any of Shareholder's properties or his or her spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require any Consents; (c) result in the creation or imposition of any Encumbrance on any of the Shares or any other assets of Shareholder or his or her spouse; or (d) violate any Rules to which Shareholder or his or her spouse is subject.


ARTICLE III
GENERAL

     3.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

     3.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for the agreement in the form of the Noncompetition Agreement attached as Exhibit B to the Reorganization Agreement (if executed by Shareholder)) supersedes all prior agreements and understandings of the parties in connection therewith.
     3.3 Specific Performance. Shareholder, CVB and Chino Valley each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, CVB and Chino Valley would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder, CVB and Chino Valley agree that CVB and Chino Valley shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     3.4 Termination. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Consolidation or the termination of the Reorganization Agreement in accordance with its terms. Upon termination of this Agreement as provided herein, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

     3.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by CVB, Chino Valley or Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

     3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     3.8 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission or
(c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to CVB and Chino Valley, addressed to:

          CVB Financial Corp.
          701 North Haven Avenue
          Suite 350
          Ontario, California   91764
          Attention:  D. Linn Wiley
          Telecopier No. (714) 980-5232

With a copy addressed to:

          Manatt, Phelps, Phillips & Kantor
          11355 West Olympic Boulevard
          Los Angeles, California  90064
          Attention:  William T. Quicksilver
          Facsimile No:  (310) 312-4224

If to Shareholder, addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________


With a copy addressed to:

          Horgan, Rosen, Beckham & Coren
          3900 W. Alameda
          Suite 2000
          Toluca Lake, California  90802
          Attention:  Gary Horgan
          Telecopier No.: (818) 955-7300

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

     3.9 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     3.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                    CVB FINANCIAL CORP.



                                   By:

                                   Title:


                                   CHINO VALLEY BANK



                                   By:

                                   Title:


                                   SHAREHOLDER




                                          (Shareholder's Name)




SPOUSAL CONSENT

          I am the spouse of __________________, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.




                                         (Shareholder's Spouse's Name)


EXHIBIT D

FORM OF OPINION OF FONTANA'S COUNSEL


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          The opinion of counsel required by section 8.2(e) of the First
Amended and Restated Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to CVB and Chino Valley, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein having the meaning specified in the Agreement).

          1. Fontana is a national banking association, duly organized, existing and in good standing under the laws of the United States and is authorized by the Comptroller to conduct a general banking business. Fontana is a member of the Federal Reserve System and its deposits are insured by the FDIC. Fontana has all necessary corporate power and all Permits, including all necessary California and United States federal banking authorizations, licenses and qualifications, to own or lease its properties and assets, and to carry on its business as now conducted. All such Permits are valid and in full force and effect and, to the best knowledge of Fontana, no suspension or cancellation of any of them has been initiated or is threatened and all related filings, applications and registrations are current. Neither the scope of the business of Fontana nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California.

          2.     The authorized capital of Fontana is as set forth in
section 4.2 of the Agreement. All of the outstanding shares of Fontana Stock are validly issued, fully paid and nonassessable (except as provided for in 12 U.S.C. Section 55). Except for the Fontana Options referred to in section 4.2 of the Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Fontana Stock or any other securities convertible into Fontana Stock and Fontana is not obligated to issue any additional shares of Fontana Stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

          3. The execution and delivery by Fontana of the Agreement, the Agreement to Consolidate and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Fontana. The Agreement and the Agreement to Consolidate are valid and binding obligations of Fontana, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles or by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

          4. Neither the execution and delivery by Fontana of the Agreement or the Agreement to Consolidate nor the consummation of the transactions contemplated thereby, including the Merger, nor compliance by Fontana with any of the provisions thereof, will (a) conflict with or result in the breach of, or default or loss of any benefit under, any

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provision of the Charter Documents of Fontana or any agreement, instrument or obligation to which Fontana is, or the Consolidated Association will become, a party or by which any of the properties or assets of Fontana or the Consolidated Association are bound, or give any other party thereto the right to terminate or modify any term thereof; (b) except for the prior approval of the FRB, the Comptroller, the FDIC or the Superintendent and the shareholders of Fontana, require any Consents; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Fontana or the Consolidated Association; or (d) subject to obtaining the Consents referred to in subsection (b) of this paragraph and the expiration of any required waiting period, violate any Rule to which Fontana is subject.

          5. All Consents under California and federal law required to be obtained by Fontana in order to permit the consummation by it of the transactions contemplated by the Agreement and the Agreement to Consolidate have been obtained.

          6. Assuming that the Agreement to Consolidate has been duly authorized by all necessary corporate proceedings on the part of New Bank and that New Bank has taken all actions required to be taken by it prior to the Effective Time of the Consolidation, upon the issuance of official certification by the Comptroller for the Consolidation, the Consolidation will be validly consummated in accordance with the laws of the United States, Fontana will be consolidated with New Bank, each share of Fontana Stock issued and outstanding as of the Effective Time of the Consolidation (except Perfected Dissenting Shares) will be cancelled and converted into the right to receive the Per Share Price and each outstanding option to purchase Fontana Stock will be cancelled.

          7. Except as disclosed in the schedules to the Agreement or in such opinion, to the best knowledge of such counsel, based upon reasonable investigation of the records of the Superior Court of California for the County of Los Angeles and the U.S. District Court for the Central District of California and responses of attorneys to audit inquiries of the public accountants of Fontana and responses, if any, to inquiries of the Comptroller, (i) there are no actions, suits or proceedings pending or threatened against Fontana or any directors, officers or employees of Fontana relating to the performance of their duties in such capacities, or affecting any of the property of Fontana, before any court or arbitration tribunal or before or by any governmental or regulatory authority or body;
(ii) Fontana has not been the subject of any indictment, information or administrative notice of charges with respect to, nor is Fontana under investigation with respect to, any violation of any provision of any federal, state or other applicable law or regulation in respect of its business, except as disclosed in writing to CVB and Chino Valley and acknowledged by it; and (iii) Fontana is not a party to or bound by, and none of the property of Fontana is subject to, any order, arbitration award, judgment or decree entered in an action or proceeding brought by any


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governmental or regulatory authority or body or by any other person against
Fontana.

          8. The Proxy Statement for use at the shareholders' meeting required pursuant to Section 4.27 of the Agreement, as of the date of mailing and the date of the shareholders' meeting, complied as to form in all material respects with the requirements of the National Bank Act and all applicable rules and regulations.

          Counsel shall further state that although counsel has necessarily assumed the correctness and completeness of the statements made by Fontana in the Proxy Statement and takes no responsibility therefor, such counsel has, in the course of the preparation of the Proxy Statement, had conferences with representatives of Fontana with respect thereto, and that its examination of the Proxy Statement and its discussions in the above-mentioned conferences did not disclose to it any information which has caused such counsel to believe that the Proxy Statement at the time of mailing and at the time of the meeting of Fontana's shareholders contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except that such counsel need express no belief or opinion as to financial statements or other financial or statistical data or as to any information supplied by CVB and Chino Valley).

          In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of Fontana or Fontana's registrar and transfer agent. The opinion need refer only to matters of California and federal law, and such counsel may expressly exclude any opinions as to choice of law matters, antitrust matters and (except as set forth in paragraph 8) securities law matters and may add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to CVB and Chino Valley.


EXHIBIT E



FORM OF OPINION OF CVB AND CHINO VALLEY'S COUNSEL

          The opinion of counsel required by Section 8.3(c) of the First Amended and Restated Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to Fontana and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein having the meaning specified in the Agreement).

          1. CVB is a corporation duly organized, existing and in a good standing under the laws of the State of California. Chino Valley is a

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banking corporation duly organized, existing and in a good standing under the laws of the State of California and is authorized by the Superintendent to conduct a general banking business. New Bank is a banking corporation duly organized, existing and in good standing under the laws of the State of California.

          2. The execution and delivery by CVB and Chino Valley of the Agreement and by New Bank of the Agreement to Consolidate, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of CVB, Chino Valley and New Bank. The Agreement is a valid and binding obligation of CVB and Chino Valley, and the Agreement to Consolidate is a valid and binding obligation of New Bank, each enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles or by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

          3. Neither the execution and delivery by CVB and Chino Valley of the Agreement or by New Bank of the Agreement to Consolidate, nor the consummation of the transactions contemplated thereby, nor compliance by CVB, Chino Valley or New Bank with the provisions thereof, will (i) conflict with their respective Charter Documents, (ii) except for the prior approval of the FRB, the Comptroller, the FDIC, the Superintendent, require any Consents, or (iii) subject to obtaining the Consents referred to in subsection (ii) of this paragraph and the expiration of any required waiting period, violate any Rules to which CVB, Chino Valley or New Bank is subject.

          4. All approvals required under federal and California law to be obtained by CVB, Chino Valley and New Bank in order to permit the consummation by them of the Consolidation and the Agreement to Consolidate have been obtained. Assuming that the Agreement to Consolidate has been duly authorized by all necessary corporate proceedings on the part of Fontana and that Fontana has taken all actions required to be taken by it prior to the Effective Time of the Consolidation, upon the issuance of official certification by the Comptroller for the Consolidation, the Consolidation will be validly consummated in accordance with the laws of the United States, New Bank will be consolidated with Fontana and each share of New Bank Stock issued and outstanding as of the Effective Time of the Consolidation will be cancelled and converted into one share of Consolidated Association Stock.

          In rendering its opinion, such counsel may rely upon certificates of governmental officials and of any officer or officers of CVB, Chino Valley or New Bank. The opinion need refer only to matters of federal and California law, and such counsel may expressly exclude any opinion as to choice of law matters, antitrust matters and security law matters and may


                                    178
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add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to Fontana.

                            AMENDMENT NO. 1 TO
                        FIRST AMENDED AND RESTATED
                   AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment No. 1 to First Amended and Restated Agreement and Plan of Reorganization ("Agreement") is made and entered into as of February __, 1993 by and between CVB Financial Corp., a California corporation ("CVB"), Chino Valley Bank, a California banking corporation ("Chino Valley"), and Fontana First National Bank, a national banking association ("Fontana").

     Capitalized terms used herein shall have the meanings given them in the First Amended and Restated Agreement and Plan of Reorganization dated as of October 28, 1992 (the "Restated Agreement").

R E C I T A L S

     A. CVB, Chino Valley and Fontana entered into the Restated Agreement, providing for the acquisition by CVB of all of the outstanding shares of Fontana Stock pursuant to the Consolidation and Merger, subject to the terms and conditions specified therein.

     B. The Restated Agreement provides that the Restated Agreement may be terminated by either party if certain conditions have not been met or if the Closing has not occurred by February 28, 1993 (the "Expiration Date").

     C.     The parties now desire to extend the Expiration Date.

     Now, therefore, the parties hereto agree as follows:

A G R E E M E N T

     1. Paragraph 10.1(b) of the Restated Agreement shall be amended in its entirety to read as follows:

            "General Conditions Not Met. By CVB and Chino Valley or Fontana, if any conditions set forth in Section 8.1 shall not have been met by March 31, 1993."

     2. Paragraph 10.1(c) of the Restated Agreement shall be amended in its entirety to read as follows:

            "Conditions. By CVB and Chino Valley, if any conditions set forth in Section 8.2 shall not have been met, or by Fontana if any conditions set forth in Section 8.3 shall not have been met, by March 31, 1993 or such earlier time as it becomes apparent that such condition cannot be met."


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     3.     Paragraph 10.1(i) of the Restated Agreement shall be amended in its entirety to read as follows:

            "Expiration Date. By CVB and Chino Valley or Fontana if the Closing has not occurred by March 31, 1993, unless such date is extended by mutual agreement of the Parties (the "Expiration Date")."

     4. Except as specifically modified herein, the Restated Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CVB FINANCIAL CORP.



By
Name
Title


CHINO VALLEY BANK



By
Name
Title


FONTANA FIRST NATIONAL BANK



By
Name
Title












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